UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )
Filed by the Registrant    ☒                          Filed by a Party other than the Registrant  ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12
EPR Properties
(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which the transaction applies:

(2)	Aggregate number of securities to which the transaction applies:

(3)	Per unit price or other underlying value of the transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of the transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

 Amount Previously Paid:

(1)	Form, Schedule or Registration Statement No.:

(2)	Filing Party:

(3)	Date Filed:

EPR PROPERTIES
909 Walnut Street, Suite 200
Kansas City, Missouri 64106
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 15, 2014
To our shareholders:
The 2014 annual meeting of shareholders of EPR Properties will be held at our offices at 909 Walnut Street, Suite 200, Kansas City, Missouri 64106 on May 15, 2014 at 10:00 a.m. (local time). At the meeting, our shareholders will vote upon:

Proposal 1:	The election of David M. Brain, Robert J. Druten and Robin P. Sterneck as Class II trustees to serve for a three-year term;

Proposal 2:	An advisory vote on the compensation of our named executive officers;

Proposal 3:	The ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2014;
and transact any other business that may properly come before the meeting.

All holders of record of our common shares at the close of business on March 10, 2014 are entitled to vote at the meeting or any postponement or adjournment of the meeting.
We are pleased to continue to take advantage of the Securities and Exchange Commission rules that allow companies to furnish their proxy materials to their shareholders over the Internet. As a result, we are mailing to our shareholders a notice instead of a printed copy of this proxy statement and our 2013 annual report to shareholders. The notice contains instructions on how to access those documents over the Internet. The notice also contains instructions on how each of those shareholders can receive a printed copy of our proxy materials, including this proxy statement, our 2013 annual report to shareholders and a form of proxy card or voting instruction form. Continuing to employ this distribution process will conserve natural resources and reduce the costs of printing and distributing our proxy materials.
You are cordially invited to attend the meeting in person. Whether or not you intend to be present at the meeting, our Board of Trustees asks that you vote as promptly as possible. You may vote by proxy over the Internet or by telephone, or, if you requested to receive printed proxy materials, by mailing a proxy or voting instruction form. Please review the instructions on each of your voting options described in this proxy statement, as well as in the notice you received in the mail. Your vote is important and all shareholders are encouraged to attend the meeting and vote in person or by proxy.
Thank you for your support and continued interest in our Company.
BY ORDER OF THE BOARD OF TRUSTEES
Neil E. Sprague
Senior Vice President,
General Counsel and Secretary
Kansas City, Missouri
April 4, 2014

EPR PROPERTIES
909 Walnut Street, Suite 200
Kansas City, Missouri 64106

PROXY STATEMENT

This proxy statement (this “Proxy Statement”) provides information about the 2014 annual meeting of shareholders (the “Annual Meeting”) of EPR Properties (“we,” “us” or the “Company”) to be held at our offices at 909 Walnut Street, Suite 200, Kansas City, Missouri 64106, on May 15, 2014, beginning at 10:00 a.m. (local time), and at any postponements or adjournments of the meeting.
The Notice Regarding the Availability of Proxy Materials and this Proxy Statement and form of proxy are being distributed and made available on or about April 4, 2014.

ii

ABOUT THE PROXY MATERIALS AND ANNUAL MEETING
Why am I receiving these materials?
We have made these materials available to you over the Internet or, upon your request, have delivered printed copies of these materials to you by mail, in connection with the Board's solicitation of proxies for use at the Annual Meeting, which will take place on Thursday, May 15, 2014. As a shareholder, you are invited to attend the Annual Meeting and vote on the items of business described in this Proxy Statement. This Proxy Statement includes information that we are required to provide to you under the rules of the U.S. Securities and Exchange Commission (the “SEC”) and that is designed to assist you in voting your shares.
What is included in the proxy materials?
The proxy materials include:

•	This Proxy Statement for the Annual Meeting; and

•	Our 2013 annual report to shareholders, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 (the “Annual Report”).

If you received a printed copy of these materials by mail, the proxy materials also include a proxy card or a voting instruction form for the Annual Meeting.
What am I voting on?
Our Board of Trustees (also referred to herein as the “Board”) is soliciting your vote for:

•	The election of David M. Brain, Robert J. Druten and Robin P. Sterneck as Class II trustees to serve for a three-year term (Proposal No. 1);

•	The approval, on a non-binding advisory basis, of the compensation of our Named Executive Officers as disclosed in these materials (Proposal No. 2); and

•	The ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2014 (Proposal No. 3).

What are the Board's recommendations?
The Board recommends you vote:

•	“FOR” the election of David M. Brain, Robert J. Druten and Robin P. Sterneck as Class II trustees to serve for a three-year term (Proposal No. 1);

•	“FOR” the approval, on a non-binding advisory basis, of the compensation of our Named Executive Officers as disclosed in these materials (Proposal No. 2); and

•	“FOR” the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2014 (Proposal No. 3).

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?
Pursuant to rules adopted by the SEC, we have elected to provide access to our proxy materials via the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our shareholders.

All shareholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice. In addition, shareholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. We encourage shareholders to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact of our annual meetings.
If I share an address with another shareholder, and we received only one paper copy of the proxy materials, how may I obtain an additional copy of the proxy materials?
We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, we are delivering a single copy of the Notice and, if applicable, this Proxy Statement and the Annual Report to multiple shareholders who share the same address unless we have received contrary instructions from one or more of the shareholders. This procedure reduces our printing costs, mailing costs and fees. Shareholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of the Notice and, if applicable, this Proxy Statement and the Annual Report to any shareholder at a shared address to which we delivered a single copy of any of these documents. To receive a separate copy of the Notice and, if applicable, this Proxy Statement or the Annual Report, shareholders may write or call us at the following address and telephone number:
EPR Properties
Attention: Secretary
909 Walnut Street, Suite 200
Kansas City, Missouri 64106
(816) 472-1700

Shareholders who hold shares in “street name” (as described below) may contact their broker, bank or other similar nominee to request information about householding.
How can I get electronic access to the proxy materials?
The Notice will provide you with instructions regarding how to:

•	View on the Internet the Company's proxy materials for the Annual Meeting; and

•	Instruct the Company to send future proxy materials to you by email.

Our proxy materials are also available on the Internet at www.envisionreports.com/EPR.
Choosing to receive future proxy materials by email will save us the cost of printing and mailing documents to you and will reduce the impact of our annual meetings on the environment. If you choose to receive future proxy materials by email, you will receive an email message next year with instructions containing a link to those materials and a link to the proxy voting website. Your election to receive proxy materials by email will remain in effect until you terminate it.
Who is entitled to vote at the meeting?
Holders of record of our common shares at the close of business on March 10, 2014 (the “Record Date”), are entitled to receive notice of the Annual Meeting and to vote their common shares held on that date at the meeting or any postponements or adjournments of the Annual Meeting. On the Record Date, 53,163,596 common shares of the Company were outstanding.

How many votes do I have?
On each matter presented at the Annual Meeting, you are entitled to one vote for each common share owned by you at the close of business on the Record Date.
What is the difference between a shareholder of record and a beneficial owner of shares held in street name?
Shareholder of Record. If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered the shareholder of record with respect to those shares, and we sent the Notice directly to you. If you requested printed copies of the proxy materials by mail, you will receive a proxy card.
Beneficial Owner of Shares Held in Street Name. If your shares are held in an account at a broker, bank or other nominee, then you are the beneficial owner of those shares in “street name,” and the Notice was forwarded to you by your broker, bank or other nominee who is considered the shareholder of record with respect to those shares. As a beneficial owner, you have the right to instruct your broker, bank or other nominee on how to vote the shares held in your account. Those instructions are contained in a “vote instruction form.” If you request printed copies of the proxy materials by mail, you will receive a vote instruction form.
If I am a shareholder of record of the Company's shares, how do I vote?
There are four ways to vote:

•	In Person. If you are a shareholder of record, you may vote in person at the Annual Meeting. We will give you a ballot when you arrive.

•	Via the Internet. You may vote by proxy via the Internet by following the instructions provided in the Notice.

•	By Telephone. If you request printed copies of the proxy materials by mail, you may vote by proxy by calling the toll-free number found on the proxy card.

•	By Mail. If you request printed copies of the proxy materials by mail, you may vote by proxy by filling out the proxy card and sending it back in the envelope provided.

If I am a beneficial owner of shares held in street name, how do I vote?
There are four ways to vote:

•
In Person. If you are a beneficial owner of shares held in street name and you wish to vote in person at the Annual Meeting, you must obtain a legal proxy from the broker, bank or other nominee that holds your shares. Please contact your broker, bank or other nominee for instructions regarding obtaining a legal proxy.

•	Via the Internet. You may vote by proxy via the Internet by following the instructions provided in the Notice.

•	By Telephone. If you request printed copies of the proxy materials by mail, you may vote by proxy by calling the toll-free number found on the vote instruction form.

•	By Mail. If you request printed copies of the proxy materials by mail, you may vote by proxy by filling out the vote instruction form and sending it back in the envelope provided.

What constitutes a quorum?
The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of our common shares outstanding on the Record Date will constitute a quorum, permitting the Annual Meeting to proceed. If a quorum is not present, the Annual Meeting will be adjourned until a quorum is obtained.
How are proxies voted?
All shares represented by valid proxies received prior to the Annual Meeting will be voted and, where a shareholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the shareholder's instructions.
What happens if I do not give specific voting instructions?
Shareholders of Record. If you are a shareholder of record and you:

•	Indicate when voting on the Internet or by telephone that you wish to vote as recommended by the Board; or

•	Sign and return a proxy card without giving specific voting instructions,

then the proxy holders will vote your shares in the manner recommended by the Board on all matters presented in this Proxy Statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting.
Beneficial Owners of Shares Held in Street Name. If you are a beneficial owner of shares held in street name and do not provide the broker, bank or other nominee that holds your shares with specific voting instructions, under the rules of various national and regional securities exchanges, the broker, bank or other nominee that holds your shares may generally vote on routine matters but cannot vote on non-routine matters. If the broker, bank or other nominee that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the broker, bank or other nominee that holds your shares will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a “broker non-vote.”
Which ballot measures are considered “routine” or “non-routine”?
The ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2014 (Proposal No. 3) is a matter considered routine under applicable rules. A broker, bank or other nominee may generally vote on routine matters, and therefore no broker non-votes are expected to exist in connection with Proposal No. 3.
The election of trustees (Proposal No. 1) and the advisory vote on executive compensation (Proposal No. 2) are matters considered non-routine under applicable rules. A broker, bank or other nominee cannot vote without instructions on non-routine matters, and therefore broker non-votes may exist in connection with Proposals No. 1 and No. 2.
How many votes are needed to approve each item?
The affirmative vote of a plurality of our common shares voted at the meeting is required for the election of trustees (Proposal No. 1). This means the three nominees in Class II receiving the greatest number of votes will be elected. The affirmative vote of a majority of all of our outstanding common shares present or represented by proxy at the Annual Meeting and entitled to vote thereon is required to: (i) approve, on a non-binding advisory basis, the compensation of our Named Executive Officers as disclosed in these materials (Proposal No. 2); and (ii) ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2014 (Proposal No. 3).

How are abstentions and broker non-votes counted?
Abstentions or withhold votes and broker non-votes will be counted to determine whether there is a quorum present. Trustees are elected by a plurality of the votes cast for the election of trustees at the Annual Meeting, with the nominees obtaining the most votes being elected. Because there is no minimum vote required for the election of trustees, abstentions or withhold votes and broker non-votes will be entirely excluded from the vote and will have no effect on its outcome.
Abstentions are counted in determining the total number of our common shares present in person or represented by proxy and entitled to vote thereon with respect to a proposal that requires the affirmative vote of a majority of such common shares and, therefore, will have the same effect as a vote against: (i) the proposal to approve, on a non-binding advisory basis, the compensation of our Named Executive Officers as disclosed in these materials (Proposal No. 2); and (ii) the proposal to ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2014 (Proposal No. 3). Broker non-votes are not counted in determining the number of our common shares present in person or represented by proxy and entitled to vote thereon with respect to a proposal that requires the affirmative vote of a majority of such shares and, therefore, will not affect the outcome of the voting on these proposals.
What is the effect of the advisory vote?
The vote of the shareholders regarding the compensation of our Named Executive Officers as disclosed in these materials is an advisory vote, and the results will not be binding on the Board of Trustees or the Company. However, the Board and the compensation committee, which is comprised of independent trustees, will consider the outcome of the vote when making future executive compensation decisions.
Can I change my vote after I have voted?
You may revoke your proxy and change your vote at any time before the final vote at the Annual Meeting. You may vote again on a later date via the Internet or by telephone (in which case only your latest Internet or telephone proxy submitted prior to the Annual Meeting will be counted), by signing and returning a new proxy card or vote instruction form with a later date, or by attending the Annual Meeting and voting in person. However, your attendance at the Annual Meeting will not automatically revoke your proxy unless you vote again at the Annual Meeting or specifically request that your prior proxy be revoked by delivering to the Company's Secretary a written notice of revocation prior to the Annual Meeting.
Does the Company have a policy for confidential voting?
We have a confidential voting policy. Your proxy will be kept confidential and will not be disclosed to third parties, other than our inspector of election and personnel involved in processing the proxy instructions, ballots and voting tabulations, except where disclosure is mandated by law and in other limited circumstances.
Where can I find the voting results of the Annual Meeting?
The Company intends to announce preliminary voting results at the Annual Meeting and disclose final results in a current report on Form 8-K or quarterly report on Form 10-Q filed with the SEC within four business days after the Annual Meeting. If final results are not yet known within that four business day period, the Company will disclose preliminary voting results in a Form 8-K and file an amendment to the Form 8-K to disclose the final results within four business days after such final results are known.

PROPOSAL 1:
ELECTION OF TRUSTEES

The Board of Trustees consists of seven members and is divided into three classes having three-year terms that expire in successive years. The Board has nominated David M. Brain, Robert J. Druten and Robin P. Sterneck to serve as Class II trustees for a term expiring at the 2017 annual meeting or until their successors are duly elected and qualified.
In September 2013, upon the recommendation of the nominating/company governance committee, the Board of Trustees increased the size of the Board from six to seven members and appointed Robin P. Sterneck to the Board as a Class II trustee to fill the vacancy that was created by such increase. The Company's Declaration of Trust requires the Company to submit any trustee appointed to fill a vacancy by the Board to shareholders for election as a trustee at the next annual meeting following such appointment. Accordingly, the Company is submitting Ms. Sterneck's election as a Class II trustee to shareholders at the Annual Meeting. If the Company's shareholders elect Ms. Sterneck as a Class II trustee at the Annual Meeting, she will serve a three-year term which will expire at the 2017 annual meeting.
Messrs. Brain and Druten and Ms. Sterneck have been nominated upon the recommendation of the nominating/company governance committee, which is comprised solely of independent trustees. Holders of proxies solicited by this Proxy Statement will vote the proxies received by them in accordance with the shareholder's instruction or, if no instruction is made, for the election of the Board's nominees for trustee.
Here is a brief description of the backgrounds and principal occupations of the three individuals nominated for election as trustees and each trustee whose term of office will continue after the Annual Meeting.

Class I Trustees (serving for a term expiring at the 2016 annual meeting)

Barrett Brady
Barrett Brady, 67, retired December 31, 2008 from his position as Senior Vice President of Highwoods Properties, Inc., a NYSE-listed real estate investment trust. Mr. Brady served as President and Chief Executive Officer of J.C. Nichols Company, a real estate company headquartered in Kansas City, Missouri, until its acquisition in 1998 by Highwoods Properties, Inc. Before joining J.C. Nichols Company in 1995, Mr. Brady was President and Chief Executive Officer of Dunn Industries, Inc., a major construction contractor. Mr. Brady received a B.B.A. from Southern Methodist University and an M.B.A. from the University of Missouri. Mr. Brady serves on the board of directors, the audit and executive committees, and is chairman of the ESOP of J.E. Dunn Construction Group, Inc. He also serves on the board of directors, the compensation and nominating committees and is chairman of the audit committee of NASB Financial, Inc., a NASDAQ-listed thrift holding company of North American Savings Bank, F.S.B., and he serves on the board of directors and is chairman of the audit committee of North American Savings Bank, F.S.B. He also serves on the board of directors and the audit and corporate governance committees of CorEnergy Infrastructure Trust, Inc., a NYSE-listed owner of U.S. energy infrastructure assets. Mr. Brady also serves on the board of directors and compensation committee of MRIGlobal.

Trustee since 2004

Peter C. Brown
Peter C. Brown, 55, is Chairman of Grassmere Partners, LLC, a private investment firm. Prior to founding Grassmere Partners, Mr. Brown served as Chairman of the Board, Chief Executive Officer and President of AMC Entertainment Inc., one of the world's leading theatrical exhibition and entertainment companies, from July 1999 until his retirement in February 2009. He joined AMC in 1990 and served as AMC's President from January 1997 to July 1999, and Senior Vice President and Chief Financial Officer from 1991 to 1997. Mr. Brown served as the non-executive Chairman of the Board of Trustees of the Company from 1997 to 2003. Mr. Brown currently serves on the board of directors and audit and risk evaluation committees of CenturyLink, Inc., a NYSE-listed and Fortune 500 provider of communications services, and he serves on the board of directors and audit and nominating committees of Cinedigm Digital Cinema Corp., a NASDAQ-listed provider of technology, services and content to entertainment companies. Mr. Brown has previously served on the board of directors of National CineMedia, Inc., Midway Games, Inc., LabOne, Inc. and Protection One, Inc. He currently serves and has served on numerous non-profit and private company boards. Mr. Brown is a graduate of the University of Kansas.

Trustee since 2010

Class II Trustees (nominated for a term expiring at the 2017 annual meeting)

David M. Brain
David M. Brain, 57, has served as our President and Chief Executive Officer since October 1999. He served as our Chief Financial Officer from 1997 to 1999 and as our Chief Operating Officer from 1998 to 1999. Mr. Brain acted as a consultant to AMC Entertainment, Inc. in the formation of the Company in 1997. From 1996 until that time he was a Senior Vice President in the investment banking and corporate finance department of George K. Baum & Company, an investment banking firm headquartered in Kansas City, Missouri. Before joining George K. Baum & Company, Mr. Brain was Managing Director of the Corporate Finance Group of KPMG LLP, a practice unit he organized and managed for over 12 years. Mr. Brain serves on the board of directors, the audit and nominating and corporate governance committees and is chairman of the compensation committee of American Residential Properties, Inc., a NYSE-listed real estate company. He received a B.A. in Economics and an M.B.A. from Tulane University, where he was awarded an academic fellowship.

Nominee and Trustee since 1999

Robert J. Druten
Robert J. Druten, 66, is Chairman of our Board of Trustees. In August 2006, Mr. Druten retired as Executive Vice President and Chief Financial Officer and a Corporate Officer of Hallmark Cards Incorporated. Mr. Druten serves on the boards of directors of Alliance GP, LLC, the managing general partner of Alliance Holdings GP, L.P., a NASDAQ-listed company indirectly engaged in the production and marketing of coal to utilities and industrial users, and Kansas City Southern, a NYSE-listed transportation company. Mr. Druten also serves on the nominating committee and as chairman of each of the audit committee and finance committee of Kansas City Southern, and he serves on the audit and conflicts committees of Alliance GP, LLC. Mr. Druten previously served on the board of directors of American Italian Pasta Company, from 2007 until it was acquired by Ralcorp Holdings, Inc. in July 2010, where he was the chairman of the audit committee and also served on the compensation committee. Mr. Druten received a B.S. in Accounting from the University of Kansas and an M.B.A. from Rockhurst University.

Nominee and Trustee since 1997

Robin P. Sterneck
Robin P. Sterneck, 56, is President of Highland Birch Group, a private business consulting firm. Prior to founding Highland Birch Group, Ms. Sterneck served in various capacities at Swiss Reinsurance ("Swiss Re"), a leading wholesale provider of reinsurance, insurance and other insurance-based forms of risk transfer, including serving as Managing Director, Head of Global Talent from January 2009 until her retirement in September 2009, and as Managing Director, Head of Commercial Insurance from 2006 until 2009. Ms. Sterneck joined Swiss Re upon its acquisition of GE Insurance Solutions in 2006. Prior to the acquisition, Ms. Sterneck served in a number of positions at GE Insurance Solutions beginning in 1999, including as Head of the Commercial Insurance Division, a member of the Executive Leadership Team and a Global Marketing Leader. She also served as Senior Vice President of GE Capital from 1996 until 2006, and she previously held a number of positions with various subsidiaries of General Electric Co. ("GE"). Prior to joining GE in 1996, Ms. Sterneck spent 15 years in investment banking and public finance, including serving as Managing Director of Public Finance for Clayton Brown & Associates and as Senior Vice President for Shearson Lehman Brothers. Ms. Sterneck currently serves and has served on numerous non-profit and private company boards. She received a B.S. in Science from Trinity College of Vermont and an M.B.A. from Tulane University.

Nominee and Trustee since 2013

Class III Trustee (serving or nominated for a term expiring at the 2015 annual meeting)

Jack A. Newman, Jr.
Jack A. Newman, Jr., 66, currently runs his own company, Jack Newman Advisory Services, through which he offers strategy and general business consulting services. Prior to establishing this entity in 2008, Mr. Newman served for over 12 years as Executive Vice President for Cerner Corporation, a NASDAQ-listed health care information systems and knowledge services company. Prior to joining Cerner Corporation, Mr. Newman spent 22 years with KPMG LLP, including 14 years as a partner, the last four of which he served as National Partner-in-Charge of KPMG LLP's Health Care Strategy Practice. Mr. Newman is a CPA, has a Bachelor of Arts degree from Benedictine College and a Master's degree in Public Administration from the University of Missouri-Kansas City. He serves on four other boards, one of which is the legal board of Enterprise Bank and Trust, the banking subsidiary of Enterprise Financial Services Corp., a NASDAQ-listed financial holding company. Mr. Newman formerly served on the board of directors of Ferrellgas Partners, L.P., a NYSE-listed distributor of propane and related equipment and supplies.

Trustee since 2009

Thomas M. Bloch
Thomas M. Bloch, 60, retired as President and Chief Executive Officer of H&R Block, Inc. in 1995, after a nineteen year career with the company. He began teaching in Kansas City's urban core at St. Francis Xavier School in 1995 and then in 2000 co-founded University Academy, an urban college preparatory public charter school. Until 2013, he served in numerous positions at the Academy, including as a teacher and President of the Board. Mr. Bloch is also Chairman of the Board of the University of Missouri-Kansas City Trustees. He graduated from Claremont McKenna College in Claremont, California in 1976.

Trustee since 2013

The nominating/company governance committee and the Board of Trustees have evaluated the specific experience, qualifications, attributes, and skills of each nominee and trustee to determine that such person should serve as a trustee of the Company at this time. In doing so, the nominating/company governance committee and the Board focused primarily on the credentials described in the biographical information set forth above for each nominee or trustee. Particular consideration was given to the many years of experience each nominee and trustee has in real estate, finance and entertainment businesses. The nominating/company governance committee and the Board believe that such experience is vital in order to quickly identify, understand, and address new trends, challenges, and opportunities for the Company.
The nominating/company governance committee and the Board identified the knowledge and understanding of the commercial real estate industry of Messrs. Brady and Brain primarily from their experience as executive officers of companies investing in and operating real estate properties. With regard to each nominee and trustee, the nominating/company governance committee and the Board considered their extensive knowledge of corporate finance, accounting, the public and private debt and equity markets, bank markets, mergers and acquisitions. The nominating/company governance committee and the Board identified the knowledge and understanding of corporate governance issues developed by Messrs. Brady, Brown, Druten, Bloch and Newman from years of service on corporate boards. For Mr. Brown, consideration was also given to his extensive experience in the movie exhibition business. For Mr. Bloch, consideration was also given to his extensive experience founding and leading an urban college preparatory charter school. For Ms. Sterneck, consideration was also given to her significant executive leadership experience, particularly in strategic planning and organizational design.
Each of Messrs. Brain and Druten and Ms. Sterneck has consented to serve on the Board of Trustees. If any one of Messrs. Brain or Druten or Ms. Sterneck should become unavailable to serve as a trustee, the Board of Trustees or the nominating/company governance committee may designate a substitute nominee or may elect to keep the vacancy unfilled. In that case, the persons named as proxies will vote for the substitute nominee designated by the Board of Trustees or the nominating/company governance committee.

Vote Required
The affirmative vote of a plurality of our common shares voted at the meeting is required for the election of the Class II trustees. This means the nominees in Class II receiving the greatest number of votes will be elected.
Recommendation of the Board of Directors
Our Board, upon the recommendation of the nominating/company governance committee, recommends a vote “FOR” the election of David M. Brain, Robert J. Druten and Robin P. Sterneck as Class II trustees.

COMPANY GOVERNANCE
Our Board of Trustees is committed to effective company governance. We have adopted Company Governance Guidelines, Independence Standards for Trustees and a Code of Business Conduct and Ethics for all officers, employees and trustees. Those documents and the charters of our audit committee, nominating/company governance committee, finance committee and compensation committee may be found at the Company Governance section of our website at www.eprkc.com and are available in print to any shareholder or interested party who requests them. Requests for printed copies of our Company Governance Guidelines, Independence Standards for Trustees, Code of Business Conduct and Ethics or any charters of our Board committees should be submitted in writing to the Secretary of the Company at 909 Walnut Street, Suite 200, Kansas City, Missouri 64106.
Company Governance Guidelines and Code of Business Conduct and Ethics
Our Company Governance Guidelines address a number of topics, including the role and responsibilities of our Board, the qualifications of independent trustees, the ability of shareholders and interested parties to communicate directly with the independent trustees, Board committees, separation of the offices of Chairman and Chief Executive Officer, trustee compensation, and management succession. Our nominating/company governance committee reviews our Company Governance Guidelines on a periodic basis to ensure their continued effectiveness.
We have also adopted a Code of Business Conduct and Ethics that applies to our Chief Executive Officer, Chief Financial Officer, and all other officers, employees and trustees. We intend to disclose any changes in or waivers from our Code of Business Conduct and Ethics by posting such information on our website or by filing a Form 8-K with the SEC.
Who are our independent trustees and how was that determined?
Our Company Governance Guidelines and the NYSE's governance rules require that a majority of our trustees be independent. To qualify as independent for this purpose, our Board must affirmatively determine that a trustee has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company). To assist our Board in making this determination, the Board has used our Independence Standards for Trustees as categorical standards to evaluate the independence of our independent trustees. Using those standards, the Board reviewed the independence of each of our trustees and trustee nominees. Based upon that review, the Board has affirmatively determined that each of our trustees and trustee nominees, except Mr. Brain, have no material relationship with the Company and are thus independent in accordance with our Company Governance Guidelines and NYSE rules.
The following is a summary of our Independence Standards for Trustees. For a complete description of those standards, please review our Independence Standards for Trustees at the Company Governance section of our website at www.eprkc.com.

•	A trustee is not independent if:

•
The trustee is, or has been within the last 3 years, an employee of the Company, or an immediate family member of the trustee is, or has been within the last 3 years, an executive officer of the Company,

•
The trustee has received, or has an immediate family member who has received, during any 12-month period within the last 3 years, more than $100,000 in direct compensation from the Company, other than trustee and committee fees and pensions or other forms of deferred compensation (provided such compensation is not contingent on future service),

•
(A) The trustee or an immediate family member is a current partner of the firm that is our internal or external auditor, (B) the trustee is a current employee of such firm, (C) the trustee has an immediate family member who is a current employee of such firm and who participates in the firm's audit, assurance or tax compliance (but not tax planning) practice, or (D) the trustee or an immediate family member was within the last 3 years (but is no longer) a partner or employee of such firm and personally worked on the Company's audit within that time,

•
The trustee or an immediate family member is, or has been within the last 3 years, employed as an executive officer of another company where any of the Company's present executive officers at the same time serves on that company's compensation committee, or

•
The trustee is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last 3 years, exceeds the greater of $1 million or 2% of such other company's consolidated gross revenues.

•
A person who is an executive officer or affiliate of an entity that provides non-advisory financial services such as lending, check clearing, maintaining customer accounts, stock brokerage services or custodial and cash management services to the Company or its affiliates may be determined by the Board of Trustees to be independent if the following conditions are satisfied:

•	The entity does not provide financial advisory services to the Company,

•	The annual interest and/or fees payable to the entity by the Company do not exceed the numerical limitation described above,

•	Any loan provided by the entity is made in the ordinary course of business of the Company and the lender and does not represent the Company's principal source of credit or liquidity,

•
The trustee has no involvement in presenting, negotiating, underwriting, documenting or closing any such non-advisory financial services and is not compensated by the Company, the entity or any of its affiliates in connection with those services,

•
The Board affirmatively determines that the terms of the non-advisory financial services are fair and reasonable and advantageous to the Company and no more favorable to the provider than generally available from other providers,

•	The provider is a recognized financial institution, non-bank commercial lender or securities broker,

•	The trustee abstains from voting as a trustee to approve the transaction, and

•
All material facts related to the transaction and the relationship of the person to the provider are disclosed by the Company in its reports under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and proxy statement.

•
No person who serves, or whose immediate family member serves, as a partner, member, executive officer or in a comparable position of any firm providing accounting, consulting, legal, investment banking or financial advisory services to the Company, or as a securities analyst covering the Company, shall be considered independent until after the end of that relationship.

•
No person who is, or who has an immediate family member who is, an officer, director, more than 5% shareholder, partner, member, attorney, consultant or affiliate of any tenant of the Company or any affiliate of such tenant shall be considered independent until three years after the end of the tenancy or such relationship.

How often did the Board meet during 2013?
The Board of Trustees met six times in 2013. No trustee attended less than 100% of the meetings of the Board and committees on which he or she served during 2013 (or portion of such year during which he or she served as a trustee or committee member). Our trustees discharge their responsibilities throughout the year, not only at Board of Trustees and committee meetings, but also through personal meetings, actions by unanimous written consent and communications with members of management and others regarding matters of interest and concern to the Company.
Do the independent trustees hold regular executive sessions?
The independent trustees meet regularly in separate executive sessions without management. Mr. Druten serves as the presiding trustee at those meetings.
How can shareholders and interested parties communicate directly with the Board?
Any shareholder or interested party is welcome to send a written communication to the non-management trustees about any matter of interest related to the Company. A shareholder or interested party may communicate with the non-management trustees by either sending a letter to our address listed on the cover page of this Proxy Statement, or by visiting the Company Governance section of our website at www.eprkc.com, clicking on “Submit Anonymous Information,” and following the instructions for making a confidential submission. Such written or electronic communication will be forwarded directly to the non-management trustees and will not be screened by management. Shareholders may also make proposals and nominate candidates for trustee for consideration at any annual meeting in accordance with the procedures described in “Shareholder Proposals, Trustee Nominations and Related Bylaw Provisions” below.
What committees has the Board established?
The Board of Trustees has established an audit committee, a nominating/company governance committee, a finance committee and a compensation committee. All of our non-management trustees serve on all four committees, except for Mr. Druten who is not a member of the Audit Committee. The Board believes this promotes access to a variety of views on all four committees and helps ensure that all of the committees have a broad perspective on the Company's operations as a whole. Under our company Governance Guidelines, members of the audit, compensation and nominating/company governance committees must satisfy the NYSE's independence requirements in addition to certain requirements applicable specifically to the audit and compensation committees. Copies of the committee charters may be obtained at the Company Governance section of our website at www.eprkc.com.
Audit Committee. The audit committee oversees the accounting, auditing and financial reporting processes, policies and practices of the Company. The committee is directly responsible for assisting the Board of Trustees in its oversight of the integrity of our financial statements, our compliance with legal and regulatory requirements, the qualifications and independence of our independent registered public accounting firm, and the performance of management's internal audit function and internal control over financial reporting.
The Board of Trustees has appointed an audit committee consisting of Messrs. Bloch, Brady, Brown and Newman and Ms. Sterneck. The Board of Trustees has determined that all the committee members are independent in accordance with our Company Governance Guidelines and NYSE rules. The committee members also meet the additional independence standards of Exchange Act Rule 10A-3. The Board of Trustees has determined that Messrs. Bloch, Brady, Brown and Newman are “audit committee financial experts,” as defined by the SEC rules, by virtue of their experience and positions held as described elsewhere in this proxy statement. Mr. Newman serves as the Chairman of the audit committee. The committee met four times in 2013.
The primary responsibility of the audit committee is to assist the Board's oversight of the integrity of the Company's financial statements, the Company's compliance with legal and regulatory requirements, the qualifications and independence of the Company's independent registered public accounting firm, and the performance of the Company's internal audit function and internal control over financial reporting. The independent registered public accounting firm is responsible for auditing the Company's annual financial statements and expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles. The independent registered public accounting firm is also responsible for auditing the effectiveness of management's internal control over financial reporting and expressing an opinion on the effectiveness of its internal control over financial reporting.
The audit committee has sole authority to engage the independent registered public accounting firm to perform audit services (subject to shareholder ratification), audit-related services, tax services and permitted non-audit services and the authorization of the payment of fees therefor. The independent registered public accounting firm reports directly to the committee and is accountable to the committee.
The audit committee has adopted policies and procedures for the pre-approval of the performance of services by the independent registered public accounting firm on behalf of the Company. Those policies generally provide that:

•
The performance by the firm of any audit services, audit-related services, tax services or other permitted non-audit services, and the related fees, must be specifically pre-approved by the committee or, in the absence of one or more of the committee members, a designated member of the committee;

•	Pre-approvals must take into consideration, and be conducted in a manner that promotes, the effectiveness and independence of the firm; and

•	Each particular service to be approved must be described in detail and be supported by detailed back-up documentation.

The audit committee has appointed KPMG LLP as the Company's independent registered public accounting firm to audit the 2014 consolidated financial statements and internal control over financial reporting for 2014, subject to shareholder ratification, and has engaged KPMG to perform specific tax return preparation and compliance, tax consulting and tax planning services during 2014. See “Proposal 3: Ratification of Appointment of Independent Registered Public Accounting Firm.”
The audit committee does not itself prepare financial statements or perform audits, and its members are not auditors or certifiers of the Company's financial statements. The members of the audit committee are not professionally engaged in the practice of accounting and, notwithstanding the designation of the audit committee members as “audit committee financial experts” pursuant to SEC rules, are not experts in the field of accounting or auditing, including auditor independence. Members of the audit committee rely without independent verification on the information provided to them and the representations made to them by management, and look to management to provide full and timely disclosure of all material facts affecting the Company. Accordingly, the audit committee's oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting policies, appropriate internal controls and procedures to ensure compliance with accounting standards and applicable laws and regulations, appropriate disclosure controls and procedures, appropriate internal control over financial reporting, or an appropriate internal audit function, or that the Company's reports and information provided under the Exchange Act are accurate and complete. Furthermore, the audit committee's considerations and discussions referred to above and in its charter do not assure that the audit of the Company's financial statements has been carried out in accordance with Public Company Accounting Oversight Board rules, that the financial statements are free of material misstatement or presented in accordance with generally accepted accounting principles, that there were no significant deficiencies or material weaknesses in the Company's internal control over financial reporting, that the Company's independent registered public accounting firm is in fact “independent,” or that the matters required to be certified by the Company's Chief Executive Officer and Chief Financial Officer in the Company's annual reports on Form 10-K and quarterly reports on Form 10-Q under the Sarbanes-Oxley Act and related SEC rules have been properly and accurately certified.
Nominating/Company Governance Committee. The Board of Trustees has appointed a nominating/company governance committee consisting of Messrs. Bloch, Brady, Brown, Druten and Newman and Ms. Sterneck. The Board of Trustees has determined that all the committee members are independent in accordance with our Company Governance Guidelines and NYSE rules. The nominating/company governance committee evaluates and nominates candidates for election to the Board of Trustees and assists the Board in ensuring the effectiveness of our governance policies and practices. Candidates for nomination to the Board are evaluated and recommended on the basis of the value they would add to the Board in light of their integrity, diversity of experience, training and judgment, their financial literacy and sophistication and knowledge of corporate and real estate finance, their knowledge of the real estate and/or entertainment industry, their independence from Company management and other factors. The committee will consider nominations made by shareholders in compliance with the procedures described in “Shareholder Proposals, Trustee Nominations and Related Bylaw Provisions” below. The committee will use the same criteria to evaluate nominees recommended in good faith by shareholders as it uses to evaluate its own nominees, but may give greater weight to nominees recommended by holders of more than 5% of our outstanding common shares. Mr. Bloch serves as Chairman of the nominating/company governance committee. The committee met eight times in 2013.
Finance Committee. The Board of Trustees has appointed a finance committee consisting of Messrs. Bloch, Brady, Brown, Druten and Newman and Ms. Sterneck. The Board of Trustees has determined that all the committee members are independent in accordance with our Company Governance Guidelines and NYSE rules. The primary purpose of the finance committee is to review the Company's financial policies, strategies and capital structure and take such action and make such reports and recommendations to the Board of Trustees as it deems advisable. Mr. Brady serves as Chairman of the finance committee. The committee met four times in 2013.
Compensation Committee. The Board of Trustees has appointed a compensation committee consisting of Messrs. Bloch, Brady, Brown, Druten and Newman and Ms. Sterneck. The Board of Trustees has determined that all the committee members are independent in accordance with our Company Governance Guidelines and NYSE rules. As required under our Company Governance Guidelines, members of the compensation committee each meet the definition of “non-employee director” under SEC Rule 16b-3 and “outside director” under Section 162(m) of the Internal Revenue Code. The primary responsibilities of the compensation committee are to (1) review and approve Company goals and objectives relevant to the Chief Executive Officer's compensation, evaluate the Chief Executive Officer's performance in light of those goals and objectives, and determine and approve the Chief Executive Officer's compensation level based on that evaluation, and (2) make recommendations to the Board regarding the compensation of the Company's other executive officers and the independent trustees, as well as incentive compensation and equity-based plans that are subject to Board approval. The compensation committee may establish sub-committees consisting of one or more members to carry out duties that the compensation committee may assign. Mr. Brown serves as Chairman of the compensation committee. The committee met six times in 2013.
What is the role of compensation consultants in determining or recommending the amount or form of executive or trustee compensation?
To assist in carrying out its responsibilities, the compensation committee regularly consults with the committee's outside compensation consultant. Under its charter, the compensation committee has authority to retain and terminate outside compensation consultants, including authority to approve the consultant's fees and other retention terms. The compensation committee retained FPL Associates L.P. ("FPL") to advise the committee with respect to its 2013 review of compensation levels for executive officers and trustees. In this role, our compensation consultant performed such duties as were requested by the committee. Those duties consisted primarily of providing market data and advice to the committee that were used to determine executive and trustee compensation, particularly analyses of the Company's executive and trustee compensation in comparison to the benchmark companies. Representatives of our compensation consultant spoke with the chairman of the compensation committee, as well as with management, in preparing for committee meetings, attended committee meetings and met in executive session with the compensation committee without the presence of management.
Applicable SEC rules require companies to assess whether the work of any compensation consultant who has played any role in determining or recommending the amount or form of executive or director compensation raises any "conflicts of interest." If so, the company must disclose in its proxy statement the nature of any such conflict of interest and how it is being addressed. The Company reviewed the relationships among FPL and the Company's directors and executives officers in order to assess whether the work done by FPL raised any conflicts of interest. The Company did not identify any such conflicts of interest in its inquiry of these parties as a part of this assessment. Under its charter, the compensation committee also has the authority to retain, approve fees for and terminate advisors, consultants and legal counsel as it deems necessary to assist in the fulfillment of its responsibilities. Prior to engaging any such advisor, consultant or legal counsel, the compensation committee conducts an independence assessment of such advisor pursuant to applicable NYSE and SEC rules, but the committee retains discretion to engage any such advisor, without regard to its independence, after considering the findings in such assessment.
What is our policy regarding trustee attendance at annual meetings?
Our trustees are expected to attend each annual meeting of shareholders, although conflict situations can arise from time to time. All of our then-serving trustees attended the 2013 annual meeting.
Family relationships.
No family relationships exist between any of our trustees, nominees or executive officers.
What is the Board's leadership structure and its role in risk oversight?
The Company believes that its Board is best characterized as independent. As noted above, a majority of the Board's members are independent and unaffiliated, with our Chief Executive Officer being the only trustee who is also a member of management. Further, although not required by our governance documents, the Company has chosen to bifurcate the role of Chief Executive Officer and Chairman of the Board of Trustees. We believe that having an independent, non-executive Chairman of the Board represents an appropriate governance practice for the Company at this time. This structure creates a separation of the day-to-day administrative and strategic planning activities of management from the Board's oversight function. This separation in turn diffuses decision-making power and fosters the need for better and more purposeful communication between management and the Board in order to achieve corporate goals that are aligned with shareholder interests.
As described in detail above, there are four committees of the Board of Trustees: the audit committee, the nominating/company governance committee, the compensation committee and the finance committee.
The Board of Trustees and its committees play an important risk oversight role at the Company. The entire Board reviews and determines the Company's overall business strategy, the management of its balance sheet, and each year's annual budget. The Board also reviews all material acquisition, investment and disposition transactions entered into by the Company and its subsidiaries. The audit committee of the Board is specifically charged with reviewing the Company's financial risk exposures. Further, the Company's independent auditors report directly to the audit committee.
The administration of the Board's risk oversight role does not have any direct effect on the Board's leadership structure. However, we believe that the Board's structure, its committees, and the experience and diverse backgrounds of our trustees all help to ensure the integrity of the Company's risk management and oversight.
How are trustees compensated?
During 2013, each non-employee trustee received:

•
An annual retainer of $50,000, which could be taken in the form of cash or in restricted share units valued at 150% of the cash retainer amount. In 2013, each of the non-employee trustees elected to take this retainer in the form of restricted share units;

•	On the date of the annual meeting of shareholders, equity awards valued at $75,000 in the form of restricted share units;

•	$3,000 in cash for each Board meeting attended;

•	$2,000 in cash for each committee meeting attended; and

•	Reimbursement for any out-of-town travel expenses incurred in attending Board or committee meetings and other expenses incurred on behalf of the Company.

The Chairman of the Board received an additional annual retainer of $30,000, and the Chairmen of the audit, compensation, finance and nominating/company governance committees each received additional annual retainers of $15,000, which could be taken in cash or in restricted share units valued at 150% of the cash retainer amount. In 2013, each of the non-employee trustees elected to take these additional retainers in the form of restricted share units. In addition, the Board has established an investment committee to review potential investments prior to Board approval, chaired by one Board representative. The Chairman of the investment committee may select, from time to time, one or more other trustees to participate in meetings of the committee. In 2013, the Chairman of the investment committee received an additional monthly retainer of $2,000 in cash. Other trustees who participate in meetings of the investment committee receive an additional monthly retainer of $2,000 in cash for any month in which the trustee participates in a meeting. In 2013, no trustee, other than Mr. Brady, participated in meetings of the investment committee.
Each restricted share unit granted to the non-employee trustees initially represents one common share. The restricted share units vest upon the earlier of the day preceding the Company's next annual meeting of shareholders or a change in control of the Company. Vested restricted share units entitle the holders thereof to receive one common share for each unit upon the date such holder is no longer a trustee or such other date or dates as specified by the trustee prior to the grant. All of the restricted share units granted to our non-employee trustees during 2013 were issued under our 2007 Equity Incentive Plan, as amended (the "2007 Equity Incentive Plan").
Employees of the Company or its affiliates who are trustees are not paid any additional compensation for their service on the Board. Therefore, Mr. Brain is not listed in the Trustee Compensation table below.
Trustee Compensation for Fiscal 2013
The following table contains information regarding the compensation earned by the non-employee members of the Board of Trustees during 2013:

Name (1)	Fees Earned or Paid in Cash (2)	Stock Awards (3) (4)	Option Awards	Non-Equity Incentive Plan Compensa- tion	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensa- tion	Total
Barrett Brady	$148,000	$107,500	$—	—	—	—	$255,500
Robert J. Druten	131,000	115,000	—	—	—	—	246,000
Peter C. Brown	124,000	107,500	—	—	—	—	231,500
James A. Olson	32,000	—	—	—	—	—	32,000
Jack A. Newman, Jr.	124,000	107,500	—	—	—	—	231,500
Thomas M. Block	92,000	107,500	—	—	—	—	199,500
Robin P. Sterneck	36,000	50,000	—	—	—	—	86,000

(1)
Mr. Olson retired from the Board effective immediately prior to the 2013 annual meeting of shareholders held on May 15, 2013. The Board appointed Mr. Bloch to fill the vacancy created by Mr. Olson's retirement, and shareholders subsequently elected Mr. Bloch as a trustee at the 2013 annual meeting. Mr. Olson did not receive an annual retainer or any additional annual retainers for 2013. In September 2013, the Board increased its size from six to seven members and appointed Ms. Sterneck to fill the vacancy created by such increase. Ms. Sterneck received 50% of the annual trustee compensation for 2013, including equity awards.

(2)
Amounts include annual retainers for each trustee, additional annual retainers for each trustee serving as Chairman of the Board or as a chairman of committees of the Board (including additional monthly retainers for Mr. Brady, who served as chairman of the investment committee), and fees for attending Board and Board committee meetings. Each of the trustees elected to receive their annual retainers and additional annual retainers for 2013 in the form of restricted share units with an aggregate grant date fair value per trustee of $97,500, in the case of Messrs. Brady, Brown, Newman and Bloch, $120,000, in the case of Mr. Druten, and $37,500, in the case of Ms. Sterneck. See note 2 below for a discussion of the method used in determining the aggregate grant date fair value of the restricted share units.

(3)
Amounts reflect the aggregate grant date fair value of such awards computed in accordance with FASB ASC Topic 718. For policies used in determining these values, refer to Note 2 of the Company's financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2013, as filed with the SEC.

(4)
Amounts include: (i) restricted share unit awards granted to each trustee on the date of the Company's 2013 annual meeting of shareholders with an aggregate grant date fair value per award of $75,000 (except for Ms. Sterneck, who received 50% of such award with an aggregate grant date fair value of $37,500); and (ii) the incremental aggregate grant date fair value of the restricted share units that a trustee, by accepting restricted share units instead of cash for their annual retainers and additional annual retainers, received in excess of the annual cash retainers that the trustee would have otherwise received in 2013, which was $32,500 per trustee, in the case of Messrs. Brady, Brown, Newman and Bloch, $40,000, in the case of Mr. Druten, and $12,500, in the case of Ms. Sterneck. Nonvested restricted share units held by trustees and outstanding at December 31, 2013 include: (i) Mr. Brady - 3,126; (ii) Mr. Druten - 3,534; (iii) Mr. Brown - 3,126; (iv) Mr. Olson - 0; (v) Mr. Newman - 3,126; (vi) Mr. Bloch - 3,126; and (vi) Ms. Sterneck - 1,492.

Securities Trading Policy and Policy Against Hedging

Our insider trading policy prohibits executive officers, trustees, certain employees with access to our material, non-public information and certain of their family members ("Cover Persons") from purchasing or selling any type of security, whether issued by us or another company, while such person is aware of material, non-public information relating to the issuer of the security or from providing such material, non-public information to any person who may trade while aware of such information. This policy also prohibits Covered Persons from engaging in speculative hedging transactions in our securities.

EXECUTIVE OFFICERS

Here are our executive officers and some brief information about their backgrounds.

David M. Brain, 57, is our President and Chief Executive Officer and a member of our Board. His background is described in “Proposal 1: Election of Trustees.”
Gregory K. Silvers, 50, was appointed our Executive Vice President in February 2012. From 1998 until this appointment, he served as our Vice President. Mr. Silvers has also served as our Chief Operating Officer since 2006 and Chief Development Officer since 2001, and he previously served as our Secretary and General Counsel from 1998 until October 2012. From 1994 to 1998, he practiced with the law firm of Stinson Morrison Hecker LLP specializing in real estate law. Mr. Silvers received his J.D. in 1994 from the University of Kansas.
Mark A. Peterson, 50, was appointed our Senior Vice President in February 2012. From 2004 until this appointment, he served as our Vice President. Mr. Peterson has also served as our Chief Financial Officer and Treasurer since 2006. From 1998 to 2004, Mr. Peterson was with American Italian Pasta Company (“AIPC”), a publicly traded manufacturing company, most recently serving as Vice President-Accounting and Finance. Mr. Peterson was Chief Financial Officer of J.C. Nichols Company, a real estate company headquartered in Kansas City, Missouri, from 1995 until its acquisition by Highwoods Properties, Inc. in 1998. Mr. Peterson is a C.P.A. and received a B.S. in Accounting, with highest honors, from the University of Illinois in 1986.
Morgan G. Earnest II, 58, was appointed our Senior Vice President in February 2012. Mr. Earnest has also served as our Chief Investment Officer since 2009. Prior to joining the Company, he was an Executive Vice-President of Capmark Financial Group, Inc. (“Capmark,” formerly GMAC Commercial Mortgage Corporation, or “GMACCM”) and was responsible for the co-management of Lending and Originations for both North America and Europe. On October 25, 2009, Capmark filed for bankruptcy. Formerly, Mr. Earnest was responsible for the GMACCM's Specialty Lending Groups, which consisted of the Healthcare, Hospitality and Construction Lending Divisions. Prior to joining GMACCM, Mr. Earnest was a principal of Lexington Mortgage Company which was acquired by GMACCM in March 1996. Mr. Earnest has an M.B.A. from the Colgate Darden Graduate School of Business Administration, University of Virginia and is a graduate of Tulane University.
Neil E. Sprague, 59, was appointed our Senior Vice President, Secretary and General Counsel in October 2012. From November 2007 until the time he joined the Company, Mr. Sprague was Associate General Counsel of DineEquity, Inc. (“DineEquity”), a publicly-held corporation and the largest full-service dining chain in the world. At DineEquity, Mr. Sprague most recently served as Brand General Counsel for both Applebee's International, Inc. (“Applebee's”) and for IHOP Corporation (“IHOP”), the two operating subsidiaries of DineEquity. From 2005 until the 2007 merger of Applebee's and IHOP, he was Associate General Counsel of Applebee's. From 1995 to 2005, Mr. Sprague was a partner in the Business Law Division of the law firm of Shook, Hardy & Bacon L.L.P., where he practiced commercial real estate and general business law. Mr. Sprague received a B.S.B.A. in 1976 and a J.D. in 1981, both with honors, from the University of Missouri-Columbia.
Michael L. Hirons, 43, was appointed our Vice President Strategic Planning in February 2012. From 2006 until his appointment he served as our Vice President-Finance. From 2004 to 2006 Mr. Hirons was a co-founder and principal with Preferred Finance Partners, Inc., a firm that provided corporate financial consulting services. From 2000 to 2004, Mr. Hirons was with American Italian Pasta Company, a publicly traded manufacturing company, most recently serving as Director of Strategic Business Unit Finance. Mr. Hirons is a C.P.A. and received two bachelor's degrees, with highest distinction, from the University of Kansas in 1993.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis
Executive Summary
Our compensation program for our principal executive officer, principal financial officer and the three most highly compensated other executive officers (which we refer to collectively as our “Named Executive Officers”) is designed to attract and retain quality executives, motivating them to achieve and rewarding them for superior performance. Our executive compensation program emphasizes performance-based incentive compensation under our annual incentive program ("Annual Incentive Program") and long-term incentive plan ("Long-Term Incentive Plan") payable primarily through equity grants, a substantial portion of which is considered at risk, and which are administered by the compensation committee of our Board of Trustees (the "Compensation Committee"). The Compensation Committee is responsible for establishing the underlying policies and principles for our compensation program, selecting from among our eligible executives the individuals to whom particular compensation awards will be granted and establishing the terms, conditions and amounts of those awards. No member of our Compensation Committee is eligible to participate in our executive compensation program, but each such member is compensated as a non-employee trustee of our Company as described under the caption “Company Governance - How are trustees compensated?”
Our Company entered 2013 with a strong balance sheet and positioned to grow investment spending across its operating segments. In this regard, we experienced the following highlights that were considered by the Compensation Committee:

•	Completed approximately $403.7 million of investment spending, an increase of 35% over investment spending in 2012, including:

•	Entertainment investment spending of $115.7 million, a decrease of 5%, relating primarily to investments in build-to-suit construction of megaplex theatres;

•
Education investment spending of $155.5 million, an increase of 91%, relating primarily to investments in a more diverse tenant base, including build-to-suit construction of public charter schools and early education centers; and

•
Recreation investment spending of $127.3 million, an increase of 52%, relating primarily to metro ski areas and golf entertainment complexes, as well as the purchase of the Camelback Mountain Ski Resort;

•	Funds From Operations (“FFO”) per share, and FFO, as adjusted, per share, for 2013 increased 15.0% and 5.7%, respectively, as compared to 2012;

•
Reduced our cost of debt by amending and restating our unsecured revolving credit facility, allowing for reductions in interest rate spread and facility fee pricing, while increasing our borrowing capacity to $475.0 million.

•	Amended and restated our unsecured term loan to increase the amount to $265.0 million and lower the interest rate.

•	Executed public offerings of $275.0 million of 5.250% Senior Notes due 2023 and $176.8 million of Common Shares;

•	Maintained our debt to gross assets ratio (total long-term debt to total assets, plus depreciation and amortization) at 40% at December 31, 2013; and

•	Raised the dividend on common shares 5.3%.

During the first quarter of 2014, equity awards in the form of share options and restricted shares were granted to the Named Executive Officers taking into account 2013 Company performance, each executive’s individual performance during 2013, as well as the level of equity grants received for 2012 performance. Based on these factors, Annual Incentive Program bonuses were awarded between 128% and 156% of target levels and Long-Term Incentive Plan awards were granted at the maximum levels for each Named Executive Officer. Based on the Compensation Committee’s assessment, the award values approved for the Named Executive Officers under the Annual Incentive Program were due primarily to the 5.7% growth in FFO, as adjusted, per share and the 1,167 basis points out-performance of one-year total shareholder return compared to the one-year performance of the NAREIT Equity REIT Index ("UNUS"). The awards under the Long-Term Incentive Plan were due primarily to one-year total shareholder return compared to the one-year performance of the UNUS, which is the method utilized during the phase-in period of the three-year total shareholder return compared to the three-year performance of the UNUS.
The remainder of this Compensation Discussion and Analysis addresses the following topics in greater detail:

•	The philosophy and principles of our executive compensation program;

•	Our compensation setting process;

•	The design and implementation of our compensation program, including:

•	The determination of base salary for our Named Executive Officers,

•	The determination of annual bonuses under our Annual Incentive Program and the role of equity grants in that program, and

•	The determination of equity grants under our Long-Term Incentive Plan;

•	How the Compensation Committee considered the results of the “say-on-pay” shareholder vote held at the latest annual meeting of Shareholders;

•	The compensation of our President and Chief Executive Officer;

•	How the Compensation Committee's policies relate to risk management;

•	The Company's share ownership guidelines; and

•	The manner in which our Company addresses Internal Revenue Code limits on deductibility of compensation.

Compensation philosophy and principles
Our Compensation Committee works with management and our Board of Trustees to ensure that our executive compensation program facilitates the attraction, retention and motivation of our executives to promote our Company’s business objectives. Underlying our compensation program is a compensation philosophy that seeks to:

•	Create a balanced and competitive compensation program utilizing base salary, annual incentives, long-term equity-based incentive compensation and other benefits;

•	Emphasize variable performance-based compensation;

•	Reward executives for performance on measures designed to increase shareholder value; and

•
Use equity-based incentives, including nonvested restricted share awards and share options, to ensure that executives are focused on providing appropriate dividend levels and building shareholder value by aligning the executive’s interests with those of our shareholders.

Elements of compensation provided to our Named Executive Officers include:

•	Base salary;

•	Annual incentive awards;

•	Long-term equity incentive awards;

•	Perquisites and other personal benefits; and

•	Severance benefits.

We have adopted these various elements of compensation to attract and retain quality executives, to provide incentives to maximize certain quantitative performance measures and to align the interests of our executives with those of our shareholders, with the goal of maximizing shareholder value creation. Base salary, perquisites and other benefits are provided to compensate executives competitively relative to the market. Annual incentive awards are designed to primarily reward short-term operational and financial performance. Our Long-Term Incentive Plan awards are designed to encourage the creation of long-term shareholder value and reward long-term performance through a combination of equity grants in the form of nonvested restricted shares and share options, the values of which are primarily tied to the long-term value of the Company’s shares, along with a focus on the various performance factors used by the Compensation Committee, which accentuate the creation of long-term shareholder value. Severance benefits are designed to provide stability during a potential change in control of our Company by encouraging executives to cooperate with a future process that may be supported by our Board, without being distracted by the possibility of termination or demotion after the change in control.
Our Compensation Committee generally has attempted to set base salaries that approximate the medians provided by a peer group of companies for comparable positions and responsibilities, and to place a relatively higher emphasis on performance-based incentive compensation payable under our Annual Incentive Program and Long-Term Incentive Plan (discussed below under the caption “Compensation program design and implementation”).
Compensation setting process
Our Compensation Committee meets at the beginning of each year to make decisions regarding our Named Executive Officers’ compensation. When making these decisions, our Compensation Committee considers the performance of our Company and of each Named Executive Officer, available industry-based compensation information and the actual compensation provided to each Named Executive Officer for each of the last three fiscal years. Based upon the review of this information, together with recommendations provided by our Chief Executive Officer, Mr. Brain, our Compensation Committee sets, for each of the Named Executive Officers, the base salary for the new fiscal year, determines the Annual Incentive Program awards for the most recently completed year and the level of long-term incentive awards under our 2007 Equity Incentive Plan. In addition to the input of the Chief Executive Officer, other Named Executive Officers attend meetings of our Compensation Committee from time to time and provide historical and prospective breakdowns of primary compensation components for each Named Executive Officer, and additional context with respect to Company performance. Our Compensation Committee makes the final determinations on all elements of each Named Executive Officer’s compensation.
Our Compensation Committee attempts to provide base salaries at competitive levels, based on the Committee's assessment of salary levels that are intended to appeal to talented executives, both prospective new hires and our existing executive team. Similarly, perquisites and other benefits are reviewed annually and provided on such terms as are considered by our Compensation Committee to be reasonable and appropriate relative to those provided for similarly situated executive talent.

For 2013, our Compensation Committee did not establish fixed or formulaic performance targets with respect to incentive compensation under either our Annual Incentive Program or our Long-Term Incentive Plan. However, under each of these programs, our Compensation Committee is guided by identified performance measures to make an initial determination of the respective award. Upon making this determination, the Compensation Committee may adjust the amount determined based on subjective and qualitative considerations of individual performance and the performance of the Company. Our Compensation Committee believes this subjective approach provides it with the flexibility to address changing market conditions, while still permitting the Compensation Committee to consider our Company’s performance by annually reviewing the performance measures identified by the Compensation Committee early in each year.
Our Compensation Committee determines performance bonuses awarded under our Annual Incentive Program as a percentage of annual base salary. Relevant performance factors are identified at the beginning of each year and are then reviewed at the beginning of the following year, at which time the actual bonus amount is determined. Similarly, awards under our Long-Term Incentive Plan are calculated as a multiple of annual base salary, with relevant performance factors being identified at the beginning of each year and then reviewed at the beginning of the following year, at which time the actual award under our Long-Term Incentive Plan is determined.
Our Compensation Committee has retained FPL Associates L.P. to advise the Compensation Committee with respect to its review of compensation levels for our Named Executive Officers. The Compensation Committee has determined that FPL Associates is independent under our New York Stock Exchange listing requirements.
In late 2012 and early 2013, FPL Associates met with the Compensation Committee and management to reconsider the composition of the peer group used in the Compensation Committee’s analysis. At that time, the Compensation Committee asked FPL Associates to review the peer group, particularly in light of changes in the economic environment and its impact on the size, performance and comparability of the Company with the prior group and the desire to maintain a peer group in which the Company is near the median of the total capitalization. In this regard, the Compensation Committee also considered multiple criteria for inclusion in the new peer group, including: company size (measured by market capitalization, total capitalization, number of properties and number of employees); focus on unique market segments or niches within the commercial real estate industry; diversified real estate portfolio across asset classes; and net-lease operations. Management assisted FPL Associates and the Committee in the process, providing additional REIT-industry insight. Utilizing this information, the Committee identified a peer group of 12 comparable public REITs, in which the Company's total capitalization and three-year total shareholder return as of December 31, 2012 ranked at the 34th percentile and 59th percentile, respectively. The Compensation Committee will review this peer group on an annual basis. The peer group for 2013 consisted of:

BioMed Realty Trust, Inc.	CoreSite Realty Corporation
Dupont Fabros Technology, Inc.	Equity One, Inc
Lexington Realty Trust	Medical Properties Trust, Inc.
National Retail Properties, Inc	Omega Healthcare Investors Inc.
Realty Income Corporation	Spirit Realty Capital, Inc.
W. P. Carey Inc.	Washington Real Estate Investment Trust

In fall 2012, FPL Associates prepared a benchmarking analysis comparing our executive compensation practices to the compensation practices of the new peer group, using available compensation data for 2011. The analysis prepared by FPL Associates included an assessment of base salaries, annual incentives and total annual cash compensation, long-term incentives and total direct compensation. FPL evaluates our executives in two distinct comparisons, by benchmark and executive ranking. The benchmark approach draws its comparison from positions with a similar role and responsibility, whereas the executive approach ranks the executive in terms of total remuneration to the other Named Executive Officers sorted by pay in descending order. FPL Associates also provided the Compensation Committee with an overview of the public REIT sector and private sector compensation programs for recent years. This analysis generally indicated that, consistent with our compensation philosophy, with respect to 2011 compensation for Named Executive Officers:

•	Base salaries were generally ranked between the median and 75th percentile by benchmark and executive ranking;

•	Total annual cash (base salary plus annual incentive awards) lagged the 25th percentile by benchmark and fell in line with (i.e., was within +/- 10%) the 25th percentile by executive ranking;

•	Total long-term incentive compensation fell in between the median and 75th percentile of market practices (2011 equity grants were awarded at levels between 120% and 130% of our target);

•	The weighted average total remuneration for our Named Executive Officers fell in line with the 25th percentile by benchmark and the median by executive ranking;

•
The aggregate total remuneration paid to our Named Executive Officers fell in at the 39th percentile when compared to the peer group over a one-year period (2011) and slightly below that of the 38th percentile over a three-year period (2009, 2010 and 2011); and

•
Based on a related analysis comparing total shareholder return, or TSR, over the three-year period and compensation provided to the top five highest paid executives over such time frame, our relative performance exceeded their relative compensation, meaning that we ranked at the 38th percentile for total remuneration, but our three-year performance fell in at the 78th percentile, indicating slightly low compensation for high performance.

This information was considered by the Compensation Committee in connection with establishing base salaries for 2013 and the potential awards for 2013 under the Annual Incentive Program and the Long-Term Incentive Plan.
In fall 2013, FPL Associates prepared a benchmarking analysis comparing our executive compensation practices to the compensation practices of the new peer group, using available compensation data for 2012. The analysis prepared by FPL Associates included an assessment of base salaries, annual incentives and total annual cash compensation, long-term incentives and total direct compensation. FPL evaluates our executives in two distinct comparisons, by benchmark and executive ranking. The benchmark approach draws its comparison from positions with a similar role and responsibility, whereas the executive approach ranks the executive in terms of total remuneration to the other Named Executive Officers sorted by pay in descending order. FPL Associates also provided the Compensation Committee with an overview of the public REIT sector and the real estate sector compensation programs for recent years. This analysis generally indicated that, consistent with our compensation philosophy, with respect to 2012 compensation for Named Executive Officers:

•	Base salaries were generally in line with (i.e., was within +/- 10%) the median by both benchmark and executive ranking, provided that Mr. Brain's base salary was 84% of median;

•	Total annual cash (base salary plus annual incentive awards) lagged the 25th percentile by benchmark and fell in line with (i.e., was within +/- 10%) the 25th percentile by executive ranking;

•	Total long-term incentive compensation fell closest to the median of market practices (2012 equity grants were awarded at levels between 130% and 135% of our target);

•	The weighted average total remuneration for our Named Executive Officers fell in line with the 25th percentile by benchmark and the median by executive ranking;

•
The aggregate total remuneration paid to our Named Executive Officers fell in at the 45th percentile of the peer group, compared as a percentage of total capitalization, indicating that statistically, our compensation is well aligned from a size perspective;

•
The aggregate total remuneration paid to our Named Executive Officers fell in at the 32nd percentile when compared to the peer group over a one-year period (2012) and 25th percentile over a three-year period (2010, 2011 and 2012); and

•
Based on a related analysis comparing total shareholder return, or TSR, over the three-year period and compensation provided to the top five highest paid executives over such time frame, our relative performance exceeded their relative compensation, meaning that we ranked at the 30th percentile for total remuneration, but our three-year performance fell in at the 60th percentile, indicating pay and performance were aligned.

This information was considered by the Compensation Committee while determining the 2013 awards under the Annual Incentive Program and Long-Term Incentive Plan to maintain an appropriate level of consistency with the peer group.
Compensation program design and implementation

Our Compensation Committee uses the elements of executive compensation described below to meet its compensation objectives for executive officers. The percentage of a Named Executive Officer’s total compensation that is comprised of each of the compensation elements is not specifically determined, but instead, is a result of the targeted competitive positioning for each element (i.e., at approximately the market medians for base salaries, and performance based Annual Incentive Program awards and Long-Term Incentive Plan awards that are competitive with those of our peer group). Typically, Long-Term Incentive Plan awards comprise a significant portion of a Named Executive Officer’s total compensation. This is consistent with our Compensation Committee’s desire to reward long-term performance in a way that is aligned with shareholders’ interests. The following table sets forth the amounts of, and the percentages of total compensation represented by, the three principal elements of compensation for each of the Named Executive Officers for 2013 (but does not include severance benefits, perquisites and other personal benefits):

	Base Salary		Annual Incentive Program		Long-Term Incentive Plan
	Amount	%	Amount	%	Amount	%
David M. Brain	$587,100	13.4	$835,150	19.2	$2,935,500	67.4
Gregory K. Silvers	484,500	14.5	682,309	20.4	2,180,250	65.1
Mark A. Peterson	346,500	16.1	414,033	19.3	1,386,000	64.6
Morgan G. Earnest II	392,700	16.6	402,204	17.0	1,570,800	66.4
Neil E. Sprague	300,000	20.7	243,248	16.9	900,000	62.4

Base Salary. Base salary is established at a level intended to approximate the median of base salaries provided by a peer group of companies for comparable positions and responsibilities. Setting base salaries at this level is intended to allow us to emphasize performance-based incentive compensation payable under our Annual Incentive Program and Long-Term Incentive Plan. For 2013, the Compensation Committee determined that an appropriate increase of base salaries for Named Executive Officers should be 2% with slightly greater increases for Messrs. Brain and Peterson of 3% and 5%, respectively, due to benchmarking analysis that indicated that they had fallen short of median levels.
Annual Incentive Program. Our Compensation Committee determines annual incentive amounts based upon an assessment of a combination of the individual performance of the executive and the Company’s overall performance as evaluated in terms of a variety of goals and metrics. Our Compensation Committee has identified several performance factors that it considers in its determination of performance bonuses under our Annual Incentive Program, but did not set specific performance goals for all of these metrics. In establishing performance factors, our Compensation Committee strives to ensure that: incentives are aligned with the strategic goals set by our board; targets are sufficiently ambitious so as to provide a meaningful incentive; and bonus payments will be consistent with the overall compensation program established by our Compensation Committee.

At the beginning of 2013, our Compensation Committee identified two primary quantitative performance factors, each of which constitute 50% of the initial incentive payout determination:

•	Growth in FFO, as adjusted, per share; and

•	One-year TSR vs. Index, which means the 2013 total shareholder return of the Company compared to the 2013 performance of the UNUS.

Our Board of Trustees tracks FFO and FFO, as adjusted, per share growth on a regular basis, and, like many other REITs, considers growth in FFO, as adjusted, to be the most important measure of Company performance. The National Association of Real Estate Investment Trusts developed FFO as a relative non-GAAP financial measure of performance of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. FFO is a widely used measure of the operating performance of real estate companies. For 2013, the Company achieved 5.7% Growth in FFO, as adjusted, per share, which was slightly below the Compensation Committee's target opportunity level for that measure.
One-year TSR vs. Index compares the Company’s total shareholder return for 2013 to the performance of the UNUS (stated as the number of basis points, or bps, over index performance) over the same period. For these purposes, total shareholder return on common shares, including dividends and distributions, is measured by the average of the closing prices on each of the last 10 trading days of December 2013 compared to the volume weighted average of the closing prices on each of the last 10 trading days of December 2012. For 2013, the Company's One-year TSR vs. Index was 1,167 basis points favorable to the one-year performance of the UNUS, which exceeded the maximum opportunity level for that measure.
Achieving the between the minimum level and the target level for Growth in FFO, as adjusted, per share, and achieving in excess of the maximum level for One-year TSR vs. Index resulted in an initial determination that awards should be at 142% of the target level. Upon making this initial determination, the Compensation Committee may increase or reduce the determined amount based on subjective considerations of individual performance for each Named Executive Officer and overall Company performance. The Compensation Committee's evaluation of the individual performance of executive officers is a qualitative approach based upon subjective factors. The evaluation of the Company’s overall performance is measured against factors determined by the Compensation Committee in its discretion, which may include the following:

•
Company operations, including revenue, expense control, FFO per share performance, access to capital, debt levels, vacancy levels and resolution thereof, credit quality, acquisition levels, yields and internal rates of return, asset diversification, trading multiples, dividend yields and increases, executive peer evaluations and new initiatives suggested and implemented.

•
Shareholder returns, including absolute returns and comparative returns, as compared with those of other REITs and other stock indices, and a subjective analysis of the relative risk taken by peer companies. The Committee's subjective judgment with respect to awards will be strongly influenced by absolute shareholder returns.

•
REIT compensation levels, including what peer companies are paying for comparable positions and responsibilities, the availability of employment alternatives for the executive officer, the executive officer’s value to our Company, the future prospects for the executive officer, the anticipated difficulty of replacing the executive officer and the executive officer’s performance relative to that in prior years.

Our Compensation Committee also considers each year a variety of other factors, some of which are more qualitative in nature, to determine the performance bonuses that will be awarded pursuant to our Annual Incentive Program. Included in the factors the Compensation Committee considers when exercising this discretion is their evaluation of the individual performance of each Named Executive Officer and overall Company performance, including the evaluation of performance factors such as capital formation, debt ratios, expense management, total shareholder returns and dividend rates. After the conclusion of each fiscal year, our Compensation Committee considers the performance of our Company and each Named Executive Officer, the achievement of these performance factors and the recommendations of our Chief Executive Officer and makes a subjective determination as to the amount of any performance bonuses that are awarded.
In late 2013 and early 2014, our Compensation Committee reviewed our Company’s performance and the factors that the Compensation Committee articulated in early 2013, and considered the recommendations the Chief Executive Officer provided to our Compensation Committee for bonuses under our Annual Incentive Program, based on the Company’s overall performance as measured against our Company’s stated performance factors for 2013 and individual performance for each executive. Our Compensation Committee’s evaluation of the individual performance of executive officers is a qualitative approach based upon subjective factors. The Compensation Committee viewed the personal performance of each of the named executive officers, including progress with the Company's strategic planning and organizational changes, as well as our Company’s success with maintaining a strong balance sheet and liquidity position.
Our Compensation Committee established for 2013 a minimum, target and maximum level of performance bonus packages that may be paid to each Named Executive Officer under our Annual Incentive Program. The minimum, the target and the maximum stated opportunities are shown below, are subject to the discretion of the Compensation Committee:

	Minimum	Target	Maximum
David M. Brain	50%	100%	200%
Gregory K. Silvers	45%	90%	180%
Mark A. Peterson	40%	80%	160%
Morgan G. Earnest II	40%	80%	160%
Neil E. Sprague	30%	60%	120%

Based upon our Compensation Committee’s evaluation of individual performance and the primary performance factors it articulated for 2013 (discussed above), the Compensation Committee established bonuses under our Annual Incentive Program at 128% to 156% of target levels established for 2013 for each of the Named Executive Officers. As a result, in February 2014, our Compensation Committee approved the following bonuses under our Annual Incentive Program for our Named Executive Officers for 2013:

	Percent of Base Salary	Amount
David M. Brain	142%	$835,150
Gregory K. Silvers	141%	682,309
Mark A. Peterson	119%	414,033
Morgan G. Earnest II	102%	402,204
Neil E. Sprague	81%	243,248

Performance bonuses awarded under our Annual Incentive Program are payable in cash, nonvested restricted common shares or a combination of cash and nonvested restricted common shares, at the election of the executive. Our Compensation Committee believes that allowing executives to receive all, or a portion of their annual incentive in the form of nonvested restricted common shares provides an additional opportunity to increase their ownership levels in the Company and aligns executives’ long-term interests with our shareholders’ interests in value creation. For 2013, executives electing to receive nonvested restricted common shares as payment of their annual incentive received an award having a value equal to 150% of the cash amount they otherwise would have received. For 2013, each of the Named Executive Officers elected to receive 100% of his performance bonus in the form of nonvested restricted common shares. Nonvested restricted common shares issued as payment of annual incentive awards vest at the rate of 33 1/3 % per year during a three-year period. For purposes of determining the total number of nonvested restricted shares awarded under our Annual Incentive Program, nonvested restricted shares were valued on the date of the award is granted in the first quarter of 2014, using the average of the closing prices on 10 trading days consisting of the five trading days prior to and the five trading days after December 31, 2013 ($49.50).
Long-Term Incentive Plan. Our Compensation Committee may award incentive compensation to our executive officers pursuant to our Long-Term Incentive Plan. Our Compensation Committee’s practice is to award long-term incentives annually, with 75% of the value granted in the form of nonvested restricted common shares and the remaining 25% granted in the form of either share options or, for eligible executives, payment of the difference between the annual premium payable by our Company on term life insurance for the benefit of the executive and the annual premium for the same amount of whole life insurance for that executive plus related income tax (the “Life Insurance Benefit”), or a combination of options and the Life Insurance Benefit, at the election of the eligible executive. However, executives may elect to receive 60% of their annual award in the form of restricted shares and the remaining 40% in the form of share options or, for eligible executives, the Life Insurance Benefit or a combination of options and the Life Insurance Benefit. Our Compensation Committee believes that providing a portion of the award in the form of share options aligns executive and shareholder interests as share options only increase in value when the share price increases. In addition, offering nonvested restricted shares, which retain value during difficult business climates, enhances our ability to retain the Named Executive Officers. Nonvested restricted common shares and share options issued as payment of Long-Term Incentive Plan awards vest at the rate of 25% per year during a four-year period. The Compensation Committee is phasing out the Life Insurance Benefit over time, and executives who were not participating in the Life Insurance Benefit at the time the Compensation Committee commenced the phase-out of this benefit are not eligible to participate.
Awards under our Long-Term Incentive Plan are made in the first quarter of each fiscal year, at the same time as bonuses under our Annual Incentive Program are determined. The Named Executive Officers have the opportunity to realize awards (stated as a multiple of annual base salary) under our Long-Term Incentive Plan, which the Compensation Committee has targeted to be between the minimum and the maximum stated below, subject to the discretion of the Compensation Committee:

	Minimum	Target	Maximum
David M. Brain	1.25	2.50	5.00
Gregory K. Silvers	1.125	2.25	4.50
Mark A. Peterson	1.00	2.00	4.00
Morgan G. Earnest II	1.00	2.00	4.00
Neil E. Sprague	0.75	1.50	3.00

At the beginning of 2013, our Compensation Committee identified Three-year TSR vs. Index as the sole quantitative performance factor for the Long-Term Incentive Plan. This approach involves a transition that will involve using only a one-year period of comparison for 2013, a two-year period of comparison for 2014, and thereafter the full three-year comparison. This approach was taken to avoid using years of performance that were completed and known at the time the new performance factor was adopted. Three-year TSR vs. Index is defined as the total shareholder return compared to the performance of the UNUS (stated as the number of basis points, or bps, over index performance) calculated as the average of the closing prices on each of the last 10 trading days of relevant year compared to the volume weighted average of the closing prices on each of the last 10 trading days of appropriate comparison year (December 2012 for the 2013 calculation).
The Compensation Committee determined minimum, target and maximum levels as follows:

Three-Year TSR vs. Index	Award Level
-150 bps	Minimum
+150 bps	Target
+450 bps	Maximum

For 2013 awards, an initial determination of long-term incentive plan awards at the maximum level was calculated based upon the Three Year TSR vs. Index of 1,167 basis points of out-performance. The Committee retains the subjective discretion to provide for an award based upon other factors on the same basis as applied under the Annual Incentive Program. In applying this discretion, the Committee is strongly influenced by absolute shareholder returns.
Based upon our Compensation Committee’s evaluation of individual performance and the primary performance factor it articulated for 2013 (discussed above), the Compensation Committee made awards under the Long-Term Incentive Plan to executive officers of our Company at the maximum level for each of the Named Executive Officers. Accordingly, our Compensation Committee made the following awards under our Long-Term Incentive Plan to the executive officers of our Company in February 2014, based on 2013 performance:

	Multiple of Base Salary	Total Value of Award	Restricted Shares Awarded (1)	Options Awarded (2)	Insurance Premium and Tax Benefit
David M. Brain	5.00	$2,935,500	43,744	53,257	$—
Gregory K. Silvers	4.50	2,180,250	32,489	30,602	123,361
Mark A. Peterson	4.00	1,386,000	20,654	12,894	168,824
Morgan G. Earnest II	4.00	1,570,800	23,408	21,914	90,729
Neil E. Sprague	3.00	900,000	13,411	16,328	—

(1)
For purposes of determining the total number of nonvested restricted shares awarded under our Long-Term Incentive Plan, nonvested restricted shares were valued on February 18, 2014, the date the award was granted, using a volume weighted average price based on the last 30 trading days prior to February 18, 2014 ($50.33).

(2)
For purposes of determining the number of options awarded under our Long-Term Incentive Plan, each option to purchase a common share is given the value determined based upon a Black-Scholes value of $13.78 determined (in a manner consistent with the methodology used with respect to its financial statements prepared for the most recently completed fiscal year) on February 18, 2014, the date the award was granted. The exercise price of the option is the closing price of our Company’s common shares on the New York Stock Exchange on the date the award was granted ($51.64).

Perquisites and Other Personal Benefits. Our Company offers the following personal benefits and perquisites to the Named Executive Officers:

•	Vehicles. We have acquired vehicles that the Named Executive Officers are entitled to use. Each of those Named Executive Officers is taxed for personal use of the vehicles.

•
Life Insurance. Under our Company’s insurance benefit plan, our Company pays the premium for term life insurance for the benefit of each Named Executive Officer. At the election of each eligible Named Executive Officer, a portion of each award under our Long-Term Incentive Plan may be used for the payment of the difference between the annual premium payable by our Company on such term life insurance and the annual premium for the same amount of whole life insurance for that executive plus related income tax. The Compensation Committee is phasing out the Life Insurance Benefit over time, and executives who were not participating in the Life Insurance Benefit at the time the Compensation Committee commenced the phase-out of this benefit are not eligible to participate.

•
Employment Agreements and Severance Benefits. Each of our Named Executive Officers, other than Mr. Sprague, have entered into employment agreements with the Company. The employment agreements include severance benefits for the Named Executive Officers. These agreements were designed to:

•	Preserve our ability to compete for executive talent; and

•
Provide stability during a potential change in control by encouraging executives to cooperate with a future process that may be supported by the Board, without being distracted by the possibility of termination or demotion after the change in control.

Under the employment agreements, severance benefits are triggered in the event of death, termination due to disability, termination by our Company without cause, or termination by the executive for good reason. The definitions of “cause” and “good reason” are provided below in “Potential Payments Upon Change in Control.” The severance benefits consist of:

•
The sum of the executive’s base salary in effect on the date of termination, the value of the annual incentive bonus under our Annual Incentive Program for the most recently completed year, and the value of the most recent long-term incentive award made under our Long-Term Incentive Plan, times a severance multiple of three;

•	Continuation of certain health plan benefits for a period of years equal to the severance multiple; and

•	Vesting of all unvested equity awards.

2014 Compensation Program Modifications. As a result of its annual review of the executive compensation program, the Compensation Committee elected to adopt a threshold performance target of at least a 6% annual return on invested capital, as adjusted, that must be achieved in order for an executive to be eligible to receive any awards under the Annual Incentive Program and the Long-Term Incentive Plan. If this threshold performance target is satisfied, the Compensation Committee will use the same performance metrics and qualitative factors used in 2013 to determine appropriate final awards under those plans.
How did the Compensation Committee consider the 2012 advisory vote on executive compensation?
In establishing 2013 compensation, the Compensation Committee considered the shareholder vote in 2012 on the compensation paid to Named Executive Officers in which more than 93% of the shares voted were in favor. The Compensation Committee viewed this vote as supportive of the Company’s overall approach to executive compensation.
How was the Company’s President and Chief Executive Officer compensated?
Our Company’s President and Chief Executive Officer, David M. Brain, was compensated in 2013 pursuant to an employment agreement entered into in 2007. In late 2013 and early 2014, our Compensation Committee conducted a formal evaluation of Mr. Brain and interviewed him regarding his performance and the performance of our Company generally. In establishing Mr. Brain’s compensation, our Compensation Committee took into account the compensation of similar officers of REITs with comparable market capitalizations. Mr. Brain’s compensation also reflects his overall management of and critical involvement with this historically challenging economic environment, strategic focus of the Company and the changes in organizational structure required by the growth of the Company. Based on his individual performance evaluation and the financial performance of the Company in 2013, the Compensation Committee established bonuses under the Annual Incentive Program at 142% of the target level and awards under the Long-Term Incentive Plan for Mr. Brain at 200% of his target level.
Mr. Brain received a base salary of $587,100 in 2013 and a bonus under our Annual Incentive Program of $835,150 for 2013. The incentive award paid to Mr. Brain was based on our Company’s review of the various factors described above, as well as an evaluation of Mr. Brain’s personal performance during 2013. Mr. Brain elected to take payment of the bonus in the form of nonvested restricted common shares valued at 150% of the bonus. An award under our Long-Term Incentive Plan was made of $2,935,500 for 2013, payable as described above. Based upon its review of the various factors described above, the Compensation Committee believes Mr. Brain’s compensation is reasonable and not excessive.

Employee compensation policies relating to risk management
The Compensation Committee believes that the Company’s compensation programs do not encourage excessive risk and instead encourage behavior that supports sustainable value creation by appropriately balancing risk and reward. During each annual compensation setting process, the Compensation Committee considers the Company’s compensation policies and practices to determine whether, in its judgment, the compensation programs encourage risk-taking likely to have a material adverse effect on the Company. In particular, there are several design features of those programs that the Compensation Committee believes reduces the likelihood of excessive risk-taking:

•	The executive compensation program design provides a balanced mix of cash and equity, annual and longer-term incentives;

•	Maximum payout levels for awards under the Annual Incentive Program and Long-Term Incentive Plan are capped;

•
Final awards under the Annual Incentive Program and Long-Term Incentive Plan are subject to the discretion of the Compensation Committee, which may consider both quantitative and qualitative factors outside the specified performance factors; and

•	Executive officers are subject to share ownership and retention guidelines.

Share ownership guidelines
In 2008, the Compensation Committee adopted share ownership guidelines applicable to the Named Executive Officers and trustees of the Company. Each Named Executive Officer and trustee is required to have acquired, within four years of his or her their election to the position of Named Executive Officer or trustee, common shares or restricted share units having a market value in excess of the following:

•	Trustees, four times their current basic retainer;

•	CEO, five times his current base salary;

•	Chief Operating Officer and Chief Financial Officer, three times their respective current base salaries; and

•	Each other Named Executive Officer, one times current base salary of such officer.

How is the Company addressing Internal Revenue Code limits on deductibility of compensation?
Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation in excess of $1,000,000 paid for any fiscal year to our Company’s Chief Executive Officer and the four other most highly compensated executive officers. The statute exempts qualifying performance-based compensation from the deduction limit if stated requirements are met. Our Compensation Committee and our Board of Trustees reserve the authority to award non-deductible compensation in circumstances they consider appropriate.

Summary Compensation Table

The following table contains information on the compensation earned by our Chief Executive Officer and Chief Financial Officer and the three other most highly compensated executive officers whose compensation exceeded $100,000 in 2013, which we collectively refer to in this Proxy Statement as our “Named Executive Officers.” For additional information regarding this compensation, refer to the Compensation Discussion and Analysis section of this Proxy Statement.

Name and Principal Position	Year	Salary	Bonus (1)	Share Awards (2)(3)	Option Awards (2)(4)	Non-Equity Incentive Plan Compen- sation	Change in Pension Value and Nonqualified Deferred Compen- sation Earnings	All Other Compen- sation (5)	Total
David M. Brain	2013	$587,100	$835,150	$2,730,695	$733,875	$—	$—	$29,330	$4,916,150
President and Chief Executive Officer	2012	570,000	570,000	1,755,706	480,938	—	—	29,254	3,405,898
	2011	555,000	416,250	1,570,154	433,592	—	—	28,730	3,003,726

Gregory K. Silvers	2013	484,500	682,309	2,063,132	421,702	—	—	154,726	3,806,369
Executive Vice President, Chief Operating Officer	2012	475,000	427,500	1,316,815	237,143	—	—	154,966	2,611,424
	2011	407,000	260,480	961,638	154,183	—	—	139,784	1,923,085

Mark A. Peterson	2013	346,500	414,033	1,300,415	177,676	—	—	205,499	2,444,123
Senior Vice President, Chief Financial Officer and Treasurer	2012	330,000	264,000	813,143	53,926	—	—	198,628	1,659,697
	2011	320,000	204,800	756,062	—	—	—	236,968	1,517,830

Morgan G. Earnest II	2013	392,700	402,204	1,435,973	301,971	—	—	164,822	2,697,670
Senior Vice President and Chief Investment Officer	2012	385,000	308,000	919,649	158,480	—	—	123,427	1,894,556
	2011	375,000	225,000	819,798	136,416	—	—	119,591	1,675,805

Neil E. Sprague	2013	300,000	243,248	829,934	225,000	—	—	35,409	1,633,591
Senior Vice President, Secretary and General Counsel

(1)
Amounts reflect performance bonuses earned by each executive under the annual incentive program. Performance bonuses under the annual incentive program are payable in cash, nonvested restricted common shares or a combination of cash and nonvested restricted common shares, at the election of executive. Executives that elect to receive their performance bonuses in the form of nonvested restricted common shares receive an award of nonvested restricted common shares having a value equal to 150% of the cash amount they otherwise would have received. In each of 2013, 2012 and 2011, the executives elected to receive their performance bonuses payable in that year in the form of nonvested restricted common shares. See note 2 below for a discussion of the method used in determining the aggregate grant date fair value of the nonvested restricted common shares.

(2)
Amounts reflect the aggregate grant date fair value of such awards, computed in accordance with FASB ASC Topic 718. For policies used in determining these values, refer to Note 2 of the Company's financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2013, as filed with the SEC.

(3)
Amounts include: (i) the aggregate grant date fair value of nonvested restricted common shares issued pursuant to the long-term incentive plan; and (ii) the incremental aggregate grant date fair value of nonvested restricted common shares issued pursuant to the annual incentive program that the executive, by accepting nonvested restricted common shares instead of cash, received in excess of the cash amount that that the executive would have otherwise received. In 2013, the incremental aggregate grant date fair value of nonvested restricted common shares issued pursuant to the annual incentive program to Messrs. Brain, Silvers, Peterson, Earnest and Sprague was $471,755, $385,400, $233,842, $227,184 and $137,390, respectively.

(4)	Amounts include option awards granted to each executive pursuant to the long-term incentive plan.

(5)
The following table sets forth all other compensation for 2013 including amounts relating to personal use of company vehicles, the Company's matching contributions under the Company's 401(k) plan, amounts payable by the Company pursuant to the Company's life insurance plan and commuting expenses. See “Long-Term Incentive Plan” for a discussion of the amounts payable by the Company pursuant to the Company's life insurance plan.

Name	Personal Use of Company Vehicles	401(k) Matching Contributions	Life Insurance Benefit	Commuting Expense	Total of All Other Compensation
David M. Brain	$6,330	$23,000	$—	$—	$29,330
Gregory K. Silvers	13,865	17,500	123,361	—	154,726
Mark A. Peterson	13,675	23,000	168,824	—	205,499
Morgan G. Earnest II	8,199	23,000	90,729	42,894	164,822
Neil E. Sprague	12,409	23,000	—	—	35,409

Grants of Plan-Based Awards in Fiscal 2013

The following table provides information about grants of plan-based awards under equity incentive plans to the Named Executive Officers in 2013. These grants were made under the 2007 Equity Incentive Plan pursuant to the annual incentive program and the long-term incentive plan. Grants were in the form of nonvested restricted common share awards and common share options. For additional information regarding these awards, refer to the Compensation Discussion and Analysis section of this Proxy Statement.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (1)	All Other Option Awards: Number of Securities Underlying Options (2)	Exercise or Base Price of Option Awards	Grant date Fair Value of Stock and Option Awards (3)
		Thres- hold	Target	Maxi- mum	Thres- hold	Target	Maxi- mum
David M. Brain	2/21/2013	—	—	—	—	—	—	—	39,681	$47.21	$480,938
	2/21/2013	—	—	—	—	—	—	49,263	—	—	2,325,706
Gregory K. Silvers	2/21/2013	—	—	—	—	—	—	—	19,566	47.21	237,143
	2/21/2013	—	—	—	—	—	—	36,948	—	—	1,744,315
Mark A. Peterson	2/21/2013	—	—	—	—	—	—	—	4,449	47.21	53,926
	2/21/2013	—	—	—	—	—	—	22,816	—	—	1,077,143
Morgan G. Earnest II	2/21/2013	—	—	—	—	—	—	—	13,076	47.21	158,480
	2/21/2013	—	—	—	—	—	—	26,004	—	—	1,227,649
Neil E. Sprague	2/21/2013	—	—	—	—	—	—	—	9,282	47.21	112,498
	2/21/2013	—	—	—	—	—	—	13,039	—	—	615,571

(1)
The column includes nonvested restricted common shares issued pursuant to the annual incentive program (with respect to elections to receive the award in restricted common shares) and the long-term incentive plan. The nonvested restricted common shares issued pursuant to the annual incentive program vest at the rate of 33 1/3% per year for three years and the nonvested restricted commons shares issued pursuant to the long-term incentive plan vest at the rate of 25% per year for four years. See the Compensation Discussion and Analysis section of this Proxy Statement for additional information regarding these awards and the annual incentive program and long-term incentive plan.

(2)
The column includes options issued pursuant to the long-term incentive plan, which vest at the rate of 25% per year for four years and are exercisable during a 10-year period. See the Compensation Discussion and Analysis section of this Proxy Statement for additional information regarding these awards and the long-term incentive plan.

(3)
Amounts reflect the aggregate grant date fair value of such awards, computed in accordance with FASB ASC Topic 718. For policies used in determining these values, refer to Note 2 of the Company's financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2013, as filed with the SEC.

Outstanding Equity Awards at 2013 Fiscal Year-End
The following table provides information regarding outstanding awards to the Named Executive Officers that have been granted but not vested or exercised as of December 31, 2013.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested	Market Value of Shares or Units of Stock that Have Not Vested (1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested
David M. Brain (2)	48,551	—	—	42.01	11/16/2015	—	—	—	—
	49,144	—	—	42.46	1/1/2016	—	—	—	—
	45,543	—	—	65.50	1/1/2017	—	—	—	—
	30,706	—	—	47.20	1/1/2018	—	—	—	—
	140,762	—	—	18.18	1/1/2019	—	—	—	—
	1,838	612	—	36.56	1/1/2020	—	—	—	—
	7,434	7,433	—	45.73	1/1/2021	—	—	—	—
	9,049	27,144	—	45.20	1/1/2022	—	—	—	—
	—	39,681	—	47.21	1/1/2023
	—	—	—	—	—	104,222	5,123,554	—	—

Gregory K. Silvers (3)	3,166	—	—	39.80	3/30/2014	—	—	—	—
	11,753	—	—	42.01	11/16/2015	—	—	—	—
	6,548	—	—	42.46	1/1/2016	—	—	—	—
	21,820	—	—	65.50	1/1/2017	—	—	—	—
	23,092	—	—	47.20	1/1/2018	—	—	—	—
	3,597	1,198	—	36.56	1/1/2020	—	—	—	—
	4,706	4,704	—	45.73	1/1/2021	—	—	—	—
	3,218	9,652	—	45.20	1/1/2022	—	—	—	—
	—	19,566	—	47.21	1/1/2023
	—	—	—	—	—	70,251	3,453,539	—	—

Mark A. Peterson (4)	2,167	—	—	42.01	11/16/2015	—	—	—	—
	219	—	—	42.46	1/1/2016	—	—	—	—
	9,803	—	—	65.50	1/1/2017	—	—	—	—
	9,482	—	—	47.20	1/1/2018	—	—	—	—
	—	1,196	—	36.56	1/1/2020	—	—	—	—
	4,104	4,104	—	45.73	1/1/2021	—	—	—	—
	—	4,449	—	47.21	1/1/2023
	—	—	—	—	—	48,963	2,407,021	—	—

Morgan G. Earnest II (5)	5,000	—	—	43.75	5/11/2015	—	—	—	—
	5,000	—	—	41.16	5/9/2016	—	—	—	—
	2,500	—	—	61.53	5/9/2017	—	—	—	—
	2,500	—	—	52.72	5/7/2018	—	—	—	—
	50,000	—	—	19.41	5/19/2019	—	—	—	—
	885	295	—	36.56	1/1/2020	—	—	—	—
	5,058	5,056	—	45.73	1/1/2021	—	—	—	—
	2,847	8,540	—	45.20	1/1/2022	—	—	—	—
	—	13,076	—	47.21	1/1/2023
	—	—	—	—	—	52,861	2,598,647	—	—

Neil E. Sprague (6)	—	9,282	—	47.21	1/1/2023	—	—	—	—
	—	—	—	—	—	13,039	640,997	—	—

(1)
The market value of the restricted common share awards is based on the closing market price of the Company's common shares as of December 31, 2013 (the last trading day in the 2013 fiscal year), which was $49.16 per share.

(2)
The unexercisable option awards for Mr. Brain become exercisable according to the following schedule: 23,298 awards vested on January 1, 2014; 22,684 awards will vest on January 1, 2015; 18,968 awards will vest on January 1, 2016; and 9,920 awards will vest on January 1, 2017. The restricted common share awards for Mr. Brain granted under the annual incentive plan vest according to the following schedule: 18,341 awards vested on January 1, 2014; 10,952 awards vest on January 1, 2015; and 6,168 awards vest on January 1, 2016. The restricted common share awards for Mr. Brain granted under the long-term incentive plan vest according to the following schedule: 25,358 awards vested on January 1, 2014; 20,626 awards will vest on January 1, 2015; 15,088 awards will vest on January 1, 2016; and 7,689 awards will vest on January 1, 2017.

(3)
The unexercisable option awards for Mr. Silvers become exercisable according to the following schedule: 11,660 awards vested January 1, 2014; 10,461 awards will vest on January 1, 2015; 8,108 awards will vest on January 1, 2016; and 4,891 awards will vest on January 1, 2017 . The restricted common share awards for Mr. Silvers granted under the annual incentive plan vest according to the following schedule: 11,912 awards vested on January 1, 2014; 7,620 awards will vest on January 1, 2015; and 4,626 awards will vest on January 1, 2016. The restricted common share awards for Mr. Silvers granted under the long-term incentive plan vest according to the following schedule: 16,559 awards vested on January 1, 2014; 13,486 awards will vest on January 1, 2015; 10,281 awards will vest on January 1, 2016; and 5,767 awards will vest on January 1, 2017.

(4)
The unexercisable option awards for Mr. Peterson become exercisable according to the following schedule: 4,361 awards vested on January 1, 2014; 3,164 awards will vest on January 1, 2015; 1,112 awards will vest on January 1, 2016; and 1,112 awards will vest on January 1, 2017. The restricted common share awards for Mr. Peterson granted under the annual incentive plan vest according to the following schedule: 8,568 awards vested on January 1, 2014; 5,210 awards will vest on January 1, 2015; and 2,857 awards will vest on January 1, 2016. The restricted common share awards for Mr. Peterson granted under the long-term incentive plan vest according to the following schedule: 12,032 awards vested on January 1, 2014; 9,625 awards will vest on January 1, 2015; 7,110 awards will vest on January 1, 2016; and 3,561 awards will vest on January 1, 2017.

(5)
The unexercisable option awards for Mr. Earnest become exercisable according to the following schedule: 8,939 awards vested on January 1, 2014; 8,644 awards will vest on January 1, 2015; 6,115 awards will vest on January 1, 2016; and 3,269 awards will vest on January 1, 2017. The restricted common share awards for Mr. Earnest granted under the annual incentive plan vest according to the following schedule: 8,528 awards vested on January 1, 2014; 5,918 awards will vest on January 1, 2015; and 3,333 awards will vest on January 1, 2016. The restricted common share awards for Mr. Earnest granted under the long-term incentive plan vest according to the following schedule: 12,391 awards vested on January 1, 2014; 10,850 awards will vest on January 1, 2015; 7,840 awards will vest on January 1, 2016; and 4,001 awards will vest on January 1, 2017.

(6)
The unexercisable option awards for Mr. Sprague become exercisable according to the following schedule: 2,321 awards vested on January 1, 2014; 2,321 awards will vest on January 1, 2015; 2,320 awards will vest on January 1, 2016; and 2,320 awards will vest on January 1, 2017. The restricted common share awards for Mr. Sprague granted under the annual incentive plan vest according to the following schedule: 1,948 awards vested on January 1, 2014; 1,948 awards will vest on January 1, 2015; and 1,948 awards will vest on January 1, 2016. The restricted common share awards for Mr. Sprague granted under the long-term incentive plan vest according to the following schedule: 1,799 awards vested on January 1, 2014; 1,799 awards will vest on January 1, 2015; 1,799 awards will vest on January 1, 2016; and 1,798 awards will vest on January 1, 2017.

Option Exercises and Stock Vested in Fiscal 2013
The following table provides information regarding option exercises by our Named Executive Officers and restricted common shares held by our Named Executive Officers which vested during 2013.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise (1)	Number of Shares Acquired on Vesting (2)	Value Realized on Vesting (1)
David M. Brain	40,400	$356,328	48,954	$2,257,269
Gregory K. Silvers	15,410	471,700	30,959	1,427,519
Mark A. Peterson	20,538	609,310	22,787	1,050,709
Morgan G. Earnest II	15,000	258,750	15,335	707,097
Neil E. Sprague	—	—	—	—

(1)
The “value realized” on exercise of an option award is the difference between the per share closing market price of the Company's common shares on the date of exercise and the exercise price of the option. The “value realized” on vesting of a restricted common share award is the closing market price of the Company's common shares as of the vesting date of the award.

(2)	In 2013, Messrs. Brain, Silvers, Peterson and Earnest surrendered 24,050, 15,251, 11,257 and 7,602 shares, respectively, to pay for tax withholdings.

Potential Payments Upon Termination or Change of Control
The following table provides information regarding potential payments upon termination of our Named Executive Officers or a change of control as of December 31, 2012. These payments are provided for in the employment agreements the Company has entered into with each Named Executive Officer, other than Mr. Sprague, which have been previously filed with the SEC and which are described below.

					Before Change in Control	After Change in Control
Name	Benefit	Voluntary Termination	Death	Disability	Termination w/o Cause or for Good Reason	No Termination	Termination w/o Cause or for Good Reason
David M. Brain	Cash Severance	$—	$11,290,725	$11,290,725	$11,290,725	$—	$11,290,725
	Health Benefits Continuation (1)	—	71,778	71,778	71,778	—	71,778
	Accelerated Vesting of Options (2)	—	218,075	218,075	218,075	218,075	218,075
	Accelerated Vesting of Restricted Shares(2)	—	5,123,554	5,123,554	5,123,554	5,123,554	5,123,554
	Excise Tax Gross-up	—	—	—	—	—	—

Gregory K. Silvers	Cash Severance	—	8,852,330	8,852,330	8,852,330	—	8,852,330
	Health Benefits Continuation (1)	—	61,926	61,926	61,926	—	61,926
	Accelerated Vesting of Options (2)	—	107,605	107,605	107,605	107,605	107,605
	Accelerated Vesting of Restricted Shares (2)	—	3,453,539	3,453,539	3,453,539	3,453,539	3,453,539
	Excise Tax Gross-up	—	—	—	—	—	1,941,614

Mark A. Peterson	Cash Severance	—	5,575,649	5,575,649	5,575,649	—	5,575,649
	Health Benefits Continuation (1)	—	61,601	61,601	61,601	—	61,601
	Accelerated Vesting of Options (2)	—	37,822	37,822	37,822	37,822	37,822
	Accelerated Vesting of Restricted Shares (2)	—	2,407,021	2,407,021	2,407,021	2,407,021	2,407,021
	Excise Tax Gross-up	—	—	—	—	—	1,202,377

					Before Change in Control	After Change in Control
Name	Benefit	Voluntary Termination	Death	Disability	Termination w/o Cause or for Good Reason	No Termination	Termination w/o Cause or for Good Reason
Morgan G. Earnest II	Cash Severance	—	5,991,018	5,991,018	5,991,018	—	5,991,018
	Health Benefits Continuation (1)	—	72,337	72,337	72,337	—	72,337
	Accelerated Vesting of Options (2)	—	80,376	80,376	80,376	80,376	80,376
	Accelerated Vesting of Restricted Shares (2)	—	2,598,647	2,598,647	2,598,647	2,598,647	2,598,647
	Excise Tax Gross-up	—	—	—	—	—	1,612,066

Neil E. Sprague	Cash Severance	—	—	—	—	—	—
	Health Benefits Continuation (1)	—	—	—	—	—	—
	Accelerated Vesting of Options (2)	—	18,100	18,100	—	18,100	18,100
	Accelerated Vesting of Restricted Shares (2)	—	640,997	640,997	—	640,997	640,997
	Excise Tax Gross-up	—	—	—	—	—	—

(1)	Represents present value of benefits continuation assuming 0.30% discount rate.

(2)	Based on the closing market price of the Company's common shares as of December 31, 2013 (the last trading day in the 2013 fiscal year), which was $49.16 per share.

Employment and Award Agreements
On February 28, 2007, we entered into Employment Agreements with the following Named Executive Officers: Messrs. Brain, Silvers and Peterson. These agreements replaced prior employment agreements between us and those executives. The compensation committee of the Board of Trustees initiated this process to address its concerns that the then-existing employment agreements lacked consistency among the executives. Effective May 14, 2009, we entered into an Employment Agreement with Mr. Earnest, the form of which is substantially the same as the form of Employment Agreement entered into between the Company and the other Named Executive Officers in 2007. The Company has not entered into an employment agreement with Mr. Sprague.
Each of the Employment Agreements has a three year term, with automatic one-year extensions on each anniversary date. The Employment Agreements generally provide for:

•
An original annual base salary of $505,000 for Mr. Brain, $365,000 for Mr. Silvers, $360,000 for Mr. Earnest, and $275,000 for Mr. Peterson, subject to any increases awarded by the compensation committee (these amounts correspond to the 2007 base salaries approved for Messrs. Brain, Silvers and Peterson by the compensation committee and the 2009 base salary approved for Mr. Earnest by the compensation committee);

•	An annual incentive bonus in an amount established by the compensation committee pursuant to our annual incentive program; and

•	A long-term incentive award in an amount established by the compensation committee pursuant to our long-term incentive plan.

The Employment Agreements also provide certain severance benefits, which are triggered in the event of death, termination due to disability, termination by the Company without “cause,” or termination by the executive for “good reason.” The severance benefits consist of:

•
A payment following the triggering event in an amount equal to: (i) the sum of the executive's base salary in effect on the date of the triggering event, the value of the annual incentive bonus under the annual incentive program for the most recently completed year, and the value of the most recent long-term incentive award made under our long-term incentive plan; multiplied by (ii) a severance multiple of three;

•	Continuation of certain health plan benefits for a period of years equal to the severance multiple; and

•	Vesting of all unvested equity awards.

The Employment Agreements define “good reason” to mean the occurrence of any of the following events, which is not remedied in the reasonable good faith determination of the executive within 30 days after the Company's receipt of written notice specifying that such event constitutes good reason:

•
The assignment of duties materially and adversely inconsistent with the executive's position under the agreement or a material reduction in the executive's office, status, position, title or responsibilities not agreed to by the executive;

•
Any material reduction in the executive's base compensation or eligibility under the annual incentive program, eligibility for long-term incentive awards under the long-term incentive plan, or eligibility under employee benefit plans which is not agreed to by the executive, or, after the occurrence of a “change in control,” a diminution of the executive's target opportunity under the annual incentive program, the long-term incentive plan or any successor plan, or a failure to evaluate the executive's performance relative to the target opportunity based upon the same metrics as peer management at the surviving or acquiring company;

•
A material breach of the employment agreement by the Company, its successors or assigns, including any failure to pay the executive on a timely basis any amounts to which he is entitled under the agreement; or

•
Any requirement that the executive be based at an office outside of a 35-mile radius of the current offices of the Company or, in Mr. Earnest's case, any requirement that Mr. Earnest be based at an office outside of a 35-mile radius of Mr. Earnest's principal residence as of May 14, 2009.

Under the Employment Agreements, a “change of control” is deemed to have occurred if:

•
Incumbent trustees (defined as the trustees of the Company on the effective date of the agreement, plus trustees who are subsequently elected or nominated with the approval of two-thirds of the incumbent trustees then on the Board) cease for any reason to constitute a majority of the Board;

•
Any person becomes the beneficial owner of 25% or more of our voting securities, other than an acquisition by an underwriter in an offering of shares by the Company, or a transaction in which 50% of the voting securities of the surviving corporation is represented by the holders of our voting securities prior to the transaction, no person is the beneficial owner of 25% of the surviving corporation, and at least a majority of the directors of the surviving corporation were incumbent trustees of the Company (a “non-qualifying transaction”), or upon the acquisition of shares directly from the Company in a transaction approved by a majority of the incumbent trustees;

•
The shareholders approve a merger, consolidation, acquisition, sale of all or substantially all of the Company's assets or properties or similar transaction that requires the approval of our shareholders, other than a non-qualifying transaction (a "business combination");

•	The shareholders approve a complete plan of liquidation or dissolution of the Company;

•	The acquisition of control of the Company by any person; or

•
Any transaction or series of transactions resulting in the Company being “closely held” within the meaning of the REIT provisions of the Internal Revenue Code and with respect to which the Board has either waived or failed to enforce the “excess share” provisions of our amended and restated declaration of trust.

Under the Employment Agreements, “cause” is defined as and is limited to an affirmative determination by the Board that any of the following has occurred:

•
The employee's “willful” and continued failure or refusal to perform his duties with the Company (other than as a result of his disability or incapacity due to mental or physical illness) which is not remedied in the reasonable good faith determination of the Board within 30 days after such employee's receipt of written notice from the Board specifying the nature of such failure or refusal; or

•	The “willful” engagement by the employee in misconduct which is materially and demonstrably injurious to the Company.

Under the Employment Agreements, no act or failure to act shall be considered “willful” unless done or omitted in bad faith and without reasonable belief that the act or omission was in the best interests of the Company.
In addition, each of our Named Executive Officers hold unvested option and restricted share awards under the Company's 2007 Equity Incentive Plan that are subject to accelerated vesting provisions upon a change of control of the Company or certain events of the executive's termination of service. Under the 2007 Equity Incentive Plan and related award agreements, in the event of a Named Executive Officer's death or disability all of the executive's unvested option awards immediately vest and become exercisable and all restrictions applicable to the executive's unvested restricted share awards lapse and such awards become fully vest. The 2007 Equity Incentive Plan also provides that, upon a "change of control" of the Company, all awards outstanding under the plan will become fully exercisable, fully vested or fully payable, as applicable, and all restrictions and conditions on such awards will be deemed satisfied. Under the 2007 Equity Incentive Plan, a "change of control" is deemed to have occurred upon events substantially similar to those events constituting a "change of control" under the Employment Agreements, except that a "change of control" will be deemed to occur upon consummation of a business combination or liquidation or dissolution of the Company, rather than upon shareholder approval of such events as provided in the Employment Agreements.
Compensation committee interlocks and insider participation
None of the persons who served on the Company's compensation committee during the last completed fiscal year (Messrs. Bloch, Brady, Brown, Druten and Newman and Ms. Sterneck): (i) was formerly an officer of the Company; (ii) during the last fiscal year, was an officer or employee of the Company; or (iii) had any relationship requiring disclosure under Item 404 of Regulation S-K. None of the Company's executive officers, during the last completed fiscal year, served as: (i) a member of the compensation committee of another entity, one of whose executive officers served on the Company's compensation committee; (ii) a director of another entity, one of whose executive officers served on the Company's compensation committee; or (iii) a member of the compensation committee of another entity, one of whose executive officers served as the Company's trustee.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information regarding securities to be issued upon the exercise of outstanding options, warrants and rights and securities available for issuance under the Company's equity compensation plans as of December 31, 2013.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted average exercise price of outstanding options, warrants and rights (b)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders (1)	858,195	(2)	$40.85	(3)	1,780,242	(4)
Equity compensation plans not approved by security holders	—		—		—
Total	858,195		$40.85		1,780,242

(1)
All grants of equity awards were issued under the Company's 1997 Share Incentive Plan prior to May 9, 2007, and under the Company's 2007 Equity Incentive Plan on and after May 9, 2007. The Company's 2007 Equity Incentive Plan replaced the Company's 1997 Share Incentive Plan, and each of the plans was approved by the Company's shareholders.

(2)
This number includes: (i) 247,076 common shares issuable upon the exercise of options granted under the Company's 1997 Share Incentive Plan; (ii) 593,589 common shares issuable upon the exercise of options granted under the Company's 2007 Equity Incentive Plan; and (iii) 17,530 common shares subject to vested restricted share units granted to non-employee trustees under the Company's 2007 Equity Incentive Plan for which the non-employee trustees have elected to defer receipt until a later date.

(3)
The 17,530 common shares subject to vested restricted share units granted to non-employee trustees under the Company's 2007 Equity Incentive Plan for which the non-employee trustees have elected to defer receipt until a later date are excluded from the weighted average price calculation.

(4)
This number has been reduced by: (i) 17,530 common shares subject to vested restricted share units granted to non-employee trustees under the Company's 2007 Equity Incentive Plan for which the non-employee trustees have elected to defer receipt until a later date; and (ii) 371,864 common shares subject to outstanding unvested restricted common shares granted under the Company's 2007 Equity Incentive Plan.

COMPENSATION COMMITTEE REPORT
The compensation committee of the Board of Trustees has reviewed and discussed the information provided in “Compensation Discussion and Analysis” with management and, based on the review and discussions, the compensation committee recommended to the Board of Trustees that the “Compensation Discussion and Analysis” be included in this proxy statement.
By the compensation committee:
Thomas M. Bloch
Barrett Brady
Peter C. Brown
Robert J. Druten
Jack A. Newman, Jr.
Robin P. Sterneck
This compensation committee report and the “Compensation Discussion and Analysis” is not deemed “soliciting material” and is not deemed filed with the SEC or subject to Regulation 14A or the liabilities under Section 18 of the Exchange Act.

AUDIT COMMITTEE REPORT
In fulfilling its oversight responsibilities, the audit committee reviewed the Company's 2013 audited financial statements with management and the independent registered public accounting firm. The committee discussed with the firm the matters required to be discussed by Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 16, "Communications with Audit Committees," and the rules of the SEC and NYSE. This included a discussion of the firm's judgments regarding the quality, not just the acceptability, of the Company's accounting principles and the other matters required to be discussed with the committee under the rules of the NYSE and the PCAOB. In addition, the committee received from the firm the written disclosures and letter from the independent accountant required by applicable requirements of the PCAOB regarding the independent accountant's communication with the audit committee concerning independence, and has discussed with the independent accountant the independent accountant's independence from management and the Company.
The committee discussed with management and the firm the overall scope and plans for the audit of the financial statements. The committee meets periodically with management and the independent registered public accounting firm to discuss the results of their audits, the Company's disclosure controls and procedures, internal control over financial reporting and internal audit function, and the overall quality of the Company's financial reporting.
The audit committee discussed with management and the independent registered public accounting firm the critical accounting policies of the Company, the impact of those policies on the 2013 financial statements, the impact of known trends, uncertainties, commitments and contingencies on the application of those policies, and the probable impact on the 2013 financial statements if different accounting policies had been applied.
Based on the reviews and discussions referred to above, the audit committee recommended to the Board of Trustees, and the Board approved, that the audited financial statements be included in the Company's annual report on Form 10-K for the year ended December 31, 2013 for filing with the SEC.
By the audit committee:
Thomas M. Bloch
Barrett Brady
Peter C. Brown
Jack A. Newman, Jr.
Robin P. Sterneck
This audit committee report is not deemed “soliciting material” and is not deemed filed with the SEC or subject to Regulation 14A or the liabilities under Section 18 of the Exchange Act.

TRANSACTIONS BETWEEN THE COMPANY AND
TRUSTEES, OFFICERS OR THEIR AFFILIATES

The Company has established Company Governance Guidelines and Independence Standards for Trustees which cover (generally and specifically) the types of related party transactions addressed by SEC and NYSE rules. The Board is responsible for evaluating these standards and ensuring compliance with these guidelines and they also apply, to the extent applicable, these standards and guidelines to executive officers in a manner to satisfy Item 404 of Regulation S-K. Although the application of these specific standards and policies to executive officers is not expressly provided in a formal written policy, the Company's Code of Ethics and Business Conduct provides that employees (including executive officers) and trustees of the Company should avoid conflicts of interest with regard to their own or the Company's interest. Under the Code, a conflict of interest exists whenever an individual's private interests interfere or are at odds with the interests of the Company. Any waiver of the provisions of the Code for executive officers or trustees may only be made by the Board, and any such waiver will be disclosed as required by law or regulation and the rules of the NYSE.
The Company does not have a formal written policy specifically for security holders covered by Item 403(a) of Regulation S-K. However, the Board applies the general standards and guidelines set forth in the guidelines and standards discussed above for purposes of determining transactions requiring disclosure under Item 404(a) of Regulation S-K.

PROPOSAL 2:
ADVISORY VOTE ON EXECUTIVE COMPENSATION

As required by Section 14A of the Exchange Act, the Company is providing its shareholders with the opportunity to cast an advisory vote on executive compensation as described below. This proposal is commonly referred to as a “say on pay” proposal. The Company believes that it is appropriate to seek the views of shareholders on the design and effectiveness of the Company's executive compensation program.
As described in detail under “Executive Compensation - Compensation Discussion and Analysis,” our compensation program is designed to attract and retain quality executives, motivating them to achieve and rewarding them for superior performance. Our executive compensation program emphasizes performance-based incentive compensation under our annual incentive program and long-term incentive plan payable primarily through equity grants, a substantial portion of which is considered at risk, and which are administered by the compensation committee of our Board.
We are asking for shareholder approval of the compensation of our Named Executive Officers as disclosed in this Proxy Statement in accordance with SEC rules, which disclosures include the disclosures under “Executive Compensation - Compensation Discussion and Analysis,” the compensation tables and the narrative discussion following the compensation tables. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the policies and practices described in this proxy statement. Accordingly, we are asking you to approve the following resolution:
“RESOLVED, that the compensation paid to the named executive officers of EPR Properties, as disclosed in the 2014 Proxy Statement of EPR Properties pursuant to Item 402 of SEC Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, hereby is APPROVED.”
At the Company's prior annual meeting of shareholders held in May 2013, a substantial majority of the votes cast on the “say on pay” resolution were voted in favor of the resolution. We believe this affirms shareholders' support of the Company's approach to executive compensation.
This vote is advisory and therefore not binding on the Company, the Company's compensation committee, or the Board of Trustees. The Board of Trustees and the compensation committee value the opinions of our shareholders and to the extent there is any significant vote against the Named Executive Officer compensation as disclosed in this Proxy Statement, we will consider those shareholders' concerns, and the compensation committee will evaluate whether any actions are necessary to address those concerns. The Company currently submits the compensation of Named Executive Officers to an advisory vote of shareholders on an annual basis.
Vote Required
The affirmative vote of a majority of all of our outstanding common shares present or represented by proxy at the Annual Meeting and entitled to vote thereon is required to approve, on a non-binding advisory basis, this proposal.
Recommendation of the Board of Trustees
Our Board recommends a vote “FOR” the approval of the compensation of our Named Executive Officers, as disclosed in this Proxy Statement pursuant to Item 402 of SEC Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and narrative discussion.

PROPOSAL 3:
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee has appointed the registered public accounting firm of KPMG LLP as our independent registered public accounting firm to audit our financial statements for the year ending December 31, 2014 and our internal control over financial reporting as of December 31, 2014.
At the Annual Meeting, the shareholders are being asked to ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm for 2014. In the event of a negative vote on such ratification, the audit committee will reconsider its selection. Even if this appointment is ratified, the audit committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the audit committee determines that such a change would be in the best interest of the Company and its shareholders. Representatives of KPMG LLP are expected to be present at the annual meeting and will be available to make a statement and respond to appropriate questions about their services. Neither the trustees, nor the nominees for trustee have a personal interest in the approval of this proposal.
Fees Paid to the Independent Registered Public Accounting Firm
The following table sets forth the fees billed or expected to be billed to the Company by KPMG LLP for services rendered for the years ended December 31, 2013 and December 31, 2012.

	2013	2012
Audit Fees (1)	$454,800	$428,363
Audit-Related Fees	—	—
Tax Fees (2)	704,699	358,035
All Other Fees	—	—
Total	$1,159,499	$786,398
(1) Audit fees relate to professional services rendered in connection with the audit of the Company's annual financial statements and internal control over financial reporting, the audit of certain of the Company's subsidiaries and joint ventures, the review of quarterly financial statements included in the Company's Form 10-Q reports, consents, comfort letters and audit services provided in connection with other statutory and regulatory filings.
(2) Tax fees relate to professional services rendered in connection with tax preparation and compliance, tax consulting and advice and tax planning, including REIT tax compliance, and U.S. and Canadian tax compliance. Tax fees for the year ended December 31, 2013 includes $196,945 for tax return preparation and compliance and $507,754 for tax consulting. Accordingly, the Company's audit and tax return preparation and compliance fees for fiscal 2013 totaled $651,745, or 56.2% of total fees, and non-audit fees for fiscal 2013 totaled $507,754, or 43.8% of total fees. Tax fees for the year ended December 31, 2012 includes $251,024 for tax return preparation and compliance and $107,011 for tax consulting. Accordingly, the Company's audit and tax return preparation and compliance fees for fiscal 2012 totaled $679,387, or 86.4% of total fees, and non-audit fees for fiscal 2012 totaled $107,011, or 13.6% of total fees.
Pre-Approval Policies
The audit committee has adopted policies which require that the provision of services by the independent registered public accounting firm, and the fees therefore, be pre-approved by the audit committee. The policies are more particularly described in the section of this proxy statement titled “Company Governance - Audit Committee.” The services provided by KPMG LLP in 2013 and 2012 were pre-approved by the audit committee in accordance with those policies.
The audit committee considered whether KPMG LLP's provision of tax services in 2013 and 2012 was compatible with maintaining its independence from management and the Company, and determined that the provision of those services was compatible with its independence.

Vote Required
The affirmative vote of a majority of all of our outstanding common shares present or represented by proxy at the Annual Meeting and entitled to vote thereon is required to approve this proposal.
Recommendation of the Board of Trustees
Our Board recommends a vote “FOR” the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2014.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires our trustees, executive officers and holders of more than 10% of a registered class of our equity securities and certain other persons, to file reports with the Securities and Exchange Commission regarding their ownership and changes in ownership of our equity securities.
To our knowledge, based solely on a review of Forms 3, 4, 5 and amendments thereto furnished to us and written representations that no other reports were required, during and for the fiscal year ended December 31, 2013, all Section 16(a) filing requirements applicable to our trustees, executive officers and greater than 10% beneficial owners were complied with in a timely manner, except that Mr. Brain did not timely file a Form 5 in 2013 for a transfer of shares occurring in December 2012 relating to a gift to a trust established by him and his wife for the benefit of their children and a Form 4 for a sale of such shares by the trust occurring in May 2013, but such transactions were reflected in a Form 4 that was subsequently filed.

SHARE OWNERSHIP
Who are the largest owners of our common shares?

The following table shows as of March 21, 2014, the number of our common shares beneficially owned by each person or group that we know beneficially owns more than 5% of our common shares. Except as stated below, we know of no single person or group that is the beneficial owner of more than 5% of our common shares.

Name and address of beneficial owner	Amount and nature of beneficial ownership		Percent of shares outstanding (1)
The Vanguard Group, Inc.	6,775,232	(2)	12.6%
100 Vanguard Blvd. Malvern, PA 19355

BlackRock, Inc.	5,824,995	(3)	10.8%
55 East 52nd Street New York, NY 10022

(1)	Applicable percentages are based on 53,164,416 of our common shares outstanding as of March 21, 2014, adjusted as required by the rules promulgated by the SEC.

(2)
Based solely on disclosures made by The Vanguard Group, Inc. (“Vanguard”) in a report on Schedule 13G/A filed with the SEC on February 12, 2014. In the Schedule 13G/A filed by Vanguard, Vanguard reports having sole voting power over 140,570 common shares, sole dispositive power over 6,658,491 common shares, shared voting power over 32,900 common shares and shared dispositive power over 116,741 common shares. Additionally, the Schedule 13G/A filed by Vanguard reports that Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of Vanguard, is the beneficial owner of 73,141 shares as a result of its serving as investment manager of collective trust accounts, and also reports that Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of Vanguard, is the beneficial owner of 111,029 shares as a result of its serving as investment manager of Australian investment offerings, and that Vanguard Investments Australia, Ltd. directs the voting of those shares. In addition, Vanguard Specialized Funds - Vanguard REIT Index Fund also filed a Schedule 13G/A with the SEC on February 4, 2014, reporting that it has sole voting power over 3,432,152 common shares, which shares are included in the total number of shares shown held by Vanguard.

(3)
Based solely on disclosures made by BlackRock, Inc. (“BlackRock”) in a report on Schedule 13G/A filed with the SEC on January 9, 2014. In the Schedule 13 G/A filed by BlackRock, BlackRock reports having sole voting and dispositive power over 5,824,995 common shares. Additionally, the Schedule 13G/A filed by BlackRock reports that BlackRock is the parent holding company or control person for certain subsidiaries that have acquired our common shares and that are listed in that Schedule 13G/A.

How many shares do our trustees and executive officers own?
The following table shows as of March 21, 2014, the number of our shares beneficially owned by each of our trustees, the nominees for trustee and our named executive officers, and by all of the trustees and executive officers as a group. All information regarding beneficial ownership was furnished by the trustees, nominees and executive officers listed below. Unless otherwise indicated, each of our trustees and executive officers listed below has sole voting power and sole investment power with respect to the shares indicated as beneficially owned. In addition, unless otherwise indicated, the mailing address for each of our trustees and executive officers listed below is EPR Properties, 909 Walnut Street, Suite 200, Kansas City, Missouri 64106.

Title of Class	Name of beneficial owners	Amount and nature of beneficial ownership (1)	Percent of shares outstanding (2)
Common Shares	David M. Brain (3)	934,073	1.7%
Common Shares	Gregory K. Silvers (4)	376,316	*
Common Shares	Morgan G. Earnest II (5)	166,607	*
Common Shares	Mark A. Peterson (6)	138,570	*
Common Shares	Neil E. Sprague (7)	34,757	*
Common Shares	Robert J. Druten (8)	53,028	*
Common Shares	Barrett Brady (9)	41,984	*
Common Shares	Peter C. Brown (10)	23,294	*
Common Shares	Jack A. Newman, Jr. (11)	22,204	*
Common shares	Thomas M. Bloch (12)	4,126	*
Common shares	Robin P. Sterneck (13)	1,492	*
Common Shares	All trustees, nominees and executive officers as a group (12 persons) (14)	1,869,288	3.5%

*	Less than 1 percent.

(1)
Includes common shares which the named individuals hold and have the right to acquire within 60 days after March 21, 2014 under existing options and common shares issuable to the named individuals upon settlement of nonvested restricted share units that vest within 60 days after March 21, 2014. Also includes restricted common shares which the named individuals hold because the individuals have voting rights with respect to such shares.

(2)	Applicable percentages are based on of our common shares outstanding as of March 21, 2014, adjusted as required by the rules promulgated by the SEC.

(3)
Amount includes 1,171 common shares held by Mr. Brain's spouse, 165,000 common shares indirectly held by Brain Family Holding Company, LLC, 1,940 common shares held indirectly by David M. Brain Annual Exclusion Trust, 356,325 common shares issuable upon the exercise of options and 129,575 nonvested restricted common shares.

(4)	Amount includes 25,129 common shares indirectly held in a trust, 86,394 common shares issuable upon the exercise of options and 94,945 nonvested restricted common shares.

(5)	Amount includes 82,729 common shares issuable upon the exercise of options and 67,538 nonvested restricted common shares.

(6)	Amount includes 46,871 common shares indirectly held in a trust with Mr. Peterson's spouse, 30,136 common shares issuable upon the exercise of options and 61,563 nonvested restricted common shares.

(7)	Amount includes 2,321 common shares issuable upon the exercise of options and 30,074 nonvested restricted common shares.

(8)
Amount includes 3,000 common shares indirectly held in an IRA, 22,557 common shares issuable upon the exercise of options and 3,534 common shares issuable upon settlement of nonvested restricted share units.

(9)
Amount includes 9,466 common shares indirectly held in a trust, 17,557 common shares issuable upon the exercise of options and 3,126 common shares issuable upon settlement of nonvested restricted share units.

(10)
Amount includes 1,250 common shares indirectly held by Mr. Brown's spouse as custodian for his son, 6,500 common shares indirectly held in a foundation, 1,250 common shares held in joint tenancy with Mr. Brown's daughter, 1,250 common shares held in joint tenancy with Mr. Brown's son, 3,858 common shares issuable upon the exercise of options and 3,126 common shares issuable upon settlement of nonvested restricted share units.

(11)	Amount includes 7,557 common shares issuable upon the exercise of options and 3,126 common shares issuable upon settlement of nonvested restricted share units.

(12)	Amount includes 1,000 common shares indirectly held in a trust and 3,126 common shares issuable upon settlement of nonvested restricted share units.
(13) Amount includes 1,492 common shares issuable upon settlement of nonvested restricted share units.
(14) Shares held by all trustees, nominees and executive officers as a group reported in the table include 622,601 common shares that the individuals have the right to acquire under options, 17,530 common shares issuable to the individuals upon settlement of nonvested restricted share units and 418,866 nonvested restricted common shares..

SHAREHOLDER PROPOSALS, TRUSTEE NOMINATIONS AND RELATED BYLAW
PROVISIONS

What is the deadline to propose actions for consideration at next year's annual meeting of shareholders?
You may submit proposals for consideration at future shareholder meetings. For a shareholder proposal to be considered for inclusion in the Company's proxy statement for the annual meeting next year, the Secretary must receive the written proposal at our principal executive offices no later than December 5, 2014. Such proposals also must comply with SEC regulations under Rule 14a-8 regarding the inclusion of shareholder proposals in Company-sponsored proxy materials. Proposals should be addressed to:
Secretary
EPR Properties
909 Walnut Street, Suite 200
Kansas City, Missouri 64106

For a shareholder proposal that is not intended to be included in the Company's proxy statement under Rule 14a-8, the shareholder must provide the information required by the Company's Bylaws and give timely notice to the Secretary in accordance with the Company's Bylaws, which, in general, require that the notice be received by the Secretary:

•	Not earlier than the close of business on February 14, 2015; and

•	Not later than the close of business on March 16, 2015.

If the date of the shareholder meeting is moved more than 30 days before or 60 days after the anniversary of the Company's annual meeting for the prior year, then notice of a shareholder proposal that is not intended to be included in the Company's proxy statement under Rule 14a-8 must be received no earlier than the close of business 90 days prior to the meeting and not later than the close of business 60 days prior to the meeting.
How may I recommend or nominate individuals to serve as trustees?
You may propose trustee candidates for consideration by the Board's nominating/company governance committee. Any such recommendations should include the nominee's name and qualifications for Board membership and should be directed to the Secretary at the address of our principal executive offices set forth above.
In addition, the Company's Bylaws permit shareholders to nominate trustees for election at an annual shareholder meeting. To nominate a trustee, the shareholder must deliver the information required by the Company's Bylaws.
What is the deadline to propose or nominate individuals to serve as trustees?
A shareholder may send a proposed trustee's candidate's name and information to the Board at any time. Generally, such proposed candidates are considered at the Board meeting prior to the annual meeting.
To nominate an individual for election at an annual shareholder meeting, the shareholder must give timely notice to the Secretary in accordance with the Company's Bylaws, which, in general, require that the notice be received by the Secretary between the close of business on February 14, 2015 and the close of business on March 16, 2015, unless the date of the shareholder meeting is moved more than 30 days before or 60 days after the anniversary of the Company's annual meeting for the prior year, then notice of a shareholder nomination must be received no earlier than the close of business 90 days prior to the meeting and not later than the close of business 60 days prior to the meeting.

How may I obtain a copy of the Company's Bylaw provisions regarding shareholder proposals and trustee nominations?
You may contact the Secretary at our principal executive offices for a copy of the relevant Bylaw provisions regarding the requirements for making shareholder proposals and nominating trustee candidates. The Company's Bylaws also are available on the Company's website at www.eprkc.com.
Must the Board of Trustees approve my proposal?
Our Declaration of Trust provides that the submission of any action to the shareholders for their consideration must first be approved by the Board of Trustees.
OTHER MATTERS
As of the date of this Proxy Statement, we have not been presented with any other business for consideration at the Annual Meeting. If any other matter is properly brought before the meeting for action by the shareholders, your proxy (unless revoked) will be voted in accordance with the recommendation of the Board of Trustees, or the judgment of the proxy holders if no recommendation is made.
MISCELLANEOUS
Proxy Solicitation
The Company has made these proxy materials available to shareholders in connection with our Board of Trustees' solicitation of proxies for use at the Annual Meeting. We will bear all costs of the solicitation. After the initial mailing of the Notice, proxies may be solicited by mail, telephone, telegram, facsimile, e-mail or personally by trustees, officers, employees or agents of the Company. Brokerage houses and other custodians, nominees and fiduciaries will be requested to forward the Notice to the beneficial owners of shares held of record by them, forward printed proxy materials by mail to such beneficial owners who specifically request them and obtain such beneficial owners' voting instructions, and their reasonable out-of-pocket expenses, together with those of our transfer agent, will be paid by us.
Annual Report
We refer you to our Annual Report, containing financial statements for the year ended December 31, 2013, filed with the SEC. Alternatively, you may access our Annual Report on our website at www.eprkc.com. You must not regard the Annual Report as additional proxy solicitation material.
We will provide without charge, upon written request to the Secretary of the Company at the address listed on the cover page of this proxy statement, a copy of our annual report on Form 10-K, including the financial statements and financial statement schedules, filed with the Securities and Exchange Commission for the year ended December 31, 2013.
BY ORDER OF THE BOARD OF TRUSTEES
Neil E. Sprague
Senior Vice President,
General Counsel and Secretary
April 4, 2014

EPR Properties™
Return on Insight

IMPORTANT ANNUAL MEETING INFORMATION 000004

ENDORSEMENT_LINE______________ SACKPACK_____________

MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
ADD 2
ADD 3
ADD 4
ADD 5
ADD 6

C123456789

000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on May 15, 2014.

Vote by Internet

- Go to **www.envisionreports.com/EPR**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

1234 5678 9012 345

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Trustees unanimously recommends a vote FOR the nominees listed in proposal 1 and FOR proposals 2 and 3.

1. Election of Trustees:

Nominee	For	Withhold
01 - David M. Brain	☐	☐
02 - Robert J. Druten	☐	☐
03 - Robin P. Sterneck	☐	☐

Proposal	For	Against	Abstain
2. Proposal to approve, on a non-binding advisory basis, the compensation of the Company's named executive officers as disclosed in these proxy materials.	☐	☐	☐
3. Proposal to ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm for 2014.	☐	☐	☐

4. To act upon any other matters that may properly come before the meeting or an adjournment or postponement thereof.

B Non-Voting Items

Change of Address — Please print new address below.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as your name appears on this proxy. When shares are held by joint tenants, both should sign. When signing as attorney, executor, trustee or other representative capacity, please give your full title. If a corporation, please sign in full corporate name by President or other authorized officer.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

C 1234567890 JNT

1 U P X 1 8 9 5 5 1 1

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

01SO8A

YOUR VOTE IS IMPORTANT

Regardless of whether you plan to attend the Annual Meeting of Shareholders, you can be sure your shares are represented at the meeting by promptly returning your proxy in the enclosed envelope.

EPR Properties' proxy statement and annual report are available at www.envisionreports.com/EPR.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

EPR Properties™
Return on Insight

Proxy — EPR PROPERTIES

This proxy is solicited on behalf of the Board of Trustees for the Annual Meeting of Shareholders on Thursday, May 15, 2014.

As a shareholder of EPR Properties (the "Company"), I appoint David M. Brain, Mark A. Peterson and Gregory K. Silvers as my attorneys-in-fact and proxies (with full power of substitution), and authorize each of them to represent me at the Annual Meeting of Shareholders of the Company to be held at the Company's offices at 909 Walnut Street, Suite 200, Kansas City, MO 64106, on Thursday, May 15, 2014 at ten o'clock a.m. (local time), and at any adjournment or postponement of the meeting, and to vote the common shares of beneficial interest in the Company held by me as designated on the reverse side. This proxy revokes all prior proxies given by me.

This proxy, when properly executed, will be voted in the manner directed herein by the shareholder. If no choice is indicated on the proxy, the persons named as proxies intend to vote FOR the election of the nominees listed in proposal 1 and FOR proposals 2 and 3. If any other matters come before the meeting, the persons named as proxies will vote in their discretion.

PLEASE SIGN, DATE AND MAIL THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE